CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

6.50% Series I Cumulative Redeemable Preferred Stock, par value $0.01 per share (liquidation preference $25.00 per share)	9,200,000	$25.00	$230,000,000	$26,358

(1)
Includes shares of 6.50% Series I Cumulative Redeemable Preferred Stock to be issued upon the underwriters' exercise of an over-allotment option.

(2)
This "Calculation of Registration Fee" table should be deemed to update the registrant's Registration Statement on Form S-3 (File No. 333-163914) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-163914

PROSPECTUS SUPPLEMENT
(To prospectus dated June 17, 2011)

8,000,000 Shares

SL Green Realty Corp.
6.50% Series I Cumulative Redeemable Preferred Stock
(Liquidation preference $25.00 per share)

         SL Green Realty Corp. is offering 8,000,000 shares of 6.50% Series I Cumulative Redeemable Preferred Stock (the "Series I Preferred Stock").

         The dividend rate per share of Series I Preferred Stock is 6.50% per annum of the $25.00 liquidation preference, which is equivalent to $1.625 per annum per share and is payable when, as and if declared by our board of directors, quarterly in cash, in arrears, on each January 15, April 15, July 15 and October 15 (or, if not a business day, the next succeeding business day) commencing on October 15, 2012. Because the first dividend payment date is October 15, 2012, the dividend payable on a share of Series I Preferred Stock on that date will be $0.2934, representing the pro rated amount of the regular quarterly dividend per share.

         The Series I Preferred Stock is not redeemable until August 10, 2017, except in instances relating to preservation of our status as a real estate investment trust, or REIT. On and after August 10, 2017, we may redeem the Series I Preferred Stock, at any time, in whole or from time to time in part, for cash at $25.00 per share, plus accrued and unpaid dividends to, but not including, the redemption date.

         The Series I Preferred Stock has no stated maturity, is not subject to any sinking fund, is not convertible into any other security and will remain outstanding indefinitely unless repurchased or redeemed at our option.

         Holders of shares of Series I Preferred Stock will generally have no voting rights, except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.

         The shares of Series I Preferred Stock are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a REIT for U.S. federal income tax purposes. See "Description of Series I Preferred Stock—Restrictions on Ownership and Transfer."

         We intend to file an application to list the Series I Preferred Stock on the New York Stock Exchange (the "NYSE") under the symbol "SLG PrI." If the application is approved, trading of the Series I Preferred Stock is expected to begin within 30 days after the date of initial delivery of the Series I Preferred Stock.

         The Series I Preferred Stock is expected to be rated below investment grade and is subject to the risks associated with non-investment grade securities. See "Risk Factors" beginning on page S-7 of this prospectus supplement, page 3 of the accompanying prospectus and page 10 of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference into this prospectus supplement, to read about factors you should consider before buying shares of Series I Preferred Stock.

	Per Share	Total(1)
Public offering price	$25.0000	$200,000,000
Underwriting discount	$0.7875	$6,300,000
Proceeds, before expenses, to us	$24.2125	$193,700,000

(1)
Assumes no exercise of the underwriters' overallotment option described below.

         We have granted the underwriters an option to purchase up to an additional 1,200,000 shares of our Series I Preferred Stock from us on the same terms and conditions set forth above solely to cover over-allotments, if any, within 30 days from the date of this prospectus supplement.

         Neither the Securities and Exchange Commission (the "Commission") nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

         The underwriters expect to deliver the shares in book-entry form through The Depository Trust Company on or about August 10, 2012.

Joint Book-Running Managers

Wells Fargo Securities	BofA Merrill Lynch	Citigroup	UBS Investment Bank

Co-Managers

Barclays	Deutsche Bank Securities	J.P. Morgan
Mitsubishi UFJ Securities	PNC Capital Markets LLC	Scotiabank

The date of this prospectus supplement is August 7, 2012.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we provide to you that is required to be filed with the Commission. Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the Series I Preferred Stock in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the Series I Preferred Stock we are offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus or any information incorporated by reference, the information contained in this prospectus supplement updates and supersedes such information. The information incorporated by reference into this prospectus supplement contains important business and financial information about us that is not included in, or delivered with, this prospectus supplement.

        It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information incorporated by reference in this prospectus supplement referred to under the headings "Where You Can Find More Information; Incorporation by Reference," which supersedes the information under the heading "Where You Can Find More Information; Incorporation by Reference" in the accompanying prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as our future performance, future capital expenditures, dividends and acquisitions (including the amount and nature thereof), our ability to list the Series I Preferred Stock on the NYSE, development trends of the real estate industry and the New York Metropolitan markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

        Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

        Forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are subject to a number of risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. These risks and uncertainties include:

  •
  dependence upon certain geographic markets;

  •
  risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns;

  •
  risks relating to debt and preferred equity investments;

S-ii

  •
  availability and creditworthiness of prospective tenants and borrowers;

  •
  bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

  •
  adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space;

  •
  availability of capital (debt and equity);

  •
  unanticipated increases in financing and other costs, including a rise in interest rates;

  •
  our or our subsidiaries' ability to comply with financial covenants in our debt instruments;

  •
  our ability to maintain our status as a REIT for federal income tax purposes, our operating partnership's ability to satisfy the rules in order for it to qualify as a partnership for federal income tax purposes, the ability of certain of our subsidiaries to qualify as REITs and certain of our subsidiaries to qualify as taxable REIT subsidiaries for federal income tax purposes and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

  •
  risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations;

  •
  the continuing threat of terrorist attacks, in particular in the New York Metropolitan area and on our tenants;

  •
  our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and

  •
  legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

        Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus might not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

S-iii

SUMMARY

        The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference, before making an investment decision. When used in this prospectus supplement, the terms "SL Green," "Company," "we," "our" and "us" refer to SL Green Realty Corp. and its subsidiaries, unless otherwise specified.

General

        We are a self-managed REIT with in-house capabilities in property management, acquisitions, financing, development, construction and leasing. We were incorporated in Maryland in June 1997 for the purpose of continuing the commercial real estate business of S.L. Green Properties, Inc., our predecessor entity. S.L. Green Properties, Inc., which was founded in 1980 by Stephen L. Green, the Chairman of SL Green, had been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan. Our common stock began trading on the NYSE on August 15, 1997 under the symbol "SLG."

        As of June 30, 2012, we owned the following interests in commercial office properties in the New York Metropolitan area, primarily in midtown Manhattan. Our investments in the New York Metropolitan area also include investments in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey, which are collectively known as the Suburban assets:

Location	Ownership	Number of Properties	Total Available Square Feet	Weighted Average Occupancy(1)
Manhattan	Consolidated properties	27	18,644,945	93.1%
	Unconsolidated properties	7	5,326,815	95.7%
Suburban	Consolidated properties	25	3,863,000	80.6%
	Unconsolidated properties	6	2,941,700	93.1%

		65	30,776,460	92.0%

(1)
The weighted average occupancy represents the total leased square feet divided by total available square feet.

        As of June 30, 2012, our Manhattan office properties were comprised of 28 fee owned properties, including ownership in commercial condominium units and six leasehold owned properties. As of June 30, 2012, our Suburban office properties were comprised of 30 fee owned properties and one leasehold property.

        As of June 30, 2012, we also owned investments in 13 stand-alone retail properties encompassing approximately 398,686 square feet, eight development properties encompassing approximately 2,614,996 square feet, two residential properties encompassing 385 units (approximately 430,482 square feet) and two land interests. In addition, we manage three office properties owned by third parties and affiliated companies encompassing approximately 0.9 million rentable square feet. We held approximately $982.2 million of debt and preferred equity investments as of June 30, 2012.

        Our corporate offices are located in midtown Manhattan at 420 Lexington Avenue, New York, New York 10170. As of June 30, 2012, our corporate staff consisted of approximately 263 persons, including 163 professionals experienced in all aspects of commercial real estate. We can be contacted at (212) 594-2700. We maintain a website at www.slgreen.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus supplement or the accompanying prospectus.

THE OFFERING

        The following is a brief summary of certain terms of this offering. As used in this section, the terms "we," "us" or "our" refer to SL Green Realty Corp. and not any of its subsidiaries. For a more complete description of the terms of the Series I Preferred Stock, see "Description of Series I Preferred Stock" in this prospectus supplement and "Description of Preferred Stock" in the accompanying prospectus.

Issuer	SL Green Realty Corp.
Securities Offered

8,000,000 shares of Series I Preferred Stock (9,200,000 shares if the underwriters exercise in full their option to purchase additional Series I Preferred Stock solely to cover over-allotments). We reserve the right to reopen this series and issue additional shares of Series I Preferred Stock through public or private sales at any time.

Dividends

Cumulative annual dividends of $1.625 per share payable in cash quarterly on each January 15, April 15, July 15 and October 15 (or, if not a business day, the next succeeding business day), commencing on October 15, 2012. Because the first dividend payment date is October 15, 2012, the dividend payable on a share of Series I Preferred Stock on that date will be $0.2934, representing the pro rated amount of the regular quarterly dividend per share. Dividends, including those for a partial period, will accumulate and be paid in arrears on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series I Preferred Stock will be fully cumulative from, and including, the most recent date to which dividends have been paid, or if no dividends have been paid, from, and including, the original issue date of the Series I Preferred Stock (expected to be August 10, 2012). Accumulated dividends on the Series I Preferred Stock will not bear interest. See "Description of Series I Preferred Stock—Dividends."

Liquidation Preference	$25.00 per share, plus accumulated and unpaid dividends (whether or not declared).
Optional Redemption

Except in instances relating to preservation of our status as a REIT, the Series I Preferred Stock is not redeemable until August 10, 2017. On and after August 10, 2017, we may redeem the Series I Preferred Stock, at any time, in whole or from time to time in part, for cash at $25.00 per share, plus accrued and unpaid dividends, if any, to, but excluding, the redemption date.

No Maturity

The Series I Preferred Stock has no maturity date and we are not required to redeem the Series I Preferred Stock. Accordingly, the Series I Preferred Stock will remain outstanding indefinitely, unless we decide to redeem or otherwise repurchase it. We are not required to set aside funds to redeem the Series I Preferred Stock.

Ranking	The Series I Preferred Stock, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs, ranks:

•

senior to all of our common stock and all of our other capital stock issued in the future, unless the terms of that stock specifically provide that it ranks senior to, or on a parity with, the Series I Preferred Stock;

•

on a parity with our outstanding 7.625% Series C cumulative redeemable preferred stock (the "Series C Preferred Stock") and any of our capital stock issued in the future the terms of which specifically provide that it will rank on a parity with the Series I Preferred Stock; and

• junior to all of our capital stock issued in the future, the terms of which specifically provide that such stock will rank senior to the Series I Preferred Stock.

We currently have 11,700,000 outstanding shares of Series C Preferred Stock (liquidation preference $25.00 per share). (In connection with this offering, we expect to redeem all or a portion of the outstanding shares of our Series C Preferred Stock, although we have not taken any action to do so at this time and are not obligated to do so.)

Voting Rights

Except as set forth in the articles supplementary relating to the Series I Preferred Stock, the holders of Series I Preferred Stock will have no voting rights. In the event dividends payable on the Series I Preferred Stock are in arrears for six or more quarterly dividends (whether or not consecutive), the number of directors then constituting the board will increase by two (if not already increased by reason of a similar arrearage with respect to any parity voting preferred stock) and the holders of the Series I Preferred Stock, voting together as a single class with the holders of any other series of our preferred stock having similar voting rights, will be entitled at the next regular or special meeting of our stockholders to elect two directors and the number of directors that comprise our board will be increased by the number of directors so elected. These voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the Series I Preferred Stock has been paid in full.

In addition, subject to certain exceptions, the affirmative vote or consent of holders of at least two-thirds of the shares of Series I Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, voting as a single class with the holders of any other series of our preferred stock having similar voting rights, is required to (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of our capital stock ranking senior to the Series I Preferred Stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any authorized shares of our capital stock into any such class or series of our capital stock, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such class or series of our capital stock; or (ii) amend, alter or repeal the provisions of our charter (including the articles supplementary relating to the Series I Preferred Stock), whether by merger or consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of such Series I Preferred Stock or the holders thereof. However, holders of any parity preferred stock shall not be entitled to vote together as a class with the holders of Series I Preferred Stock as to any charter amendment described in (ii) above if holders of Series I Preferred Stock are affected unequally by such amendment.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and any Series I Preferred Stock is outstanding, we will (a) transmit by mail or other permissible means under the Exchange Act to all holders of Series I Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of reports that are substantially similar to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (b) within 15 days following written request, supply copies of such reports to any prospective holder of the Series I Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series I Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the Commission if we were subject to Section 13 or 15(d) of the Exchange Act, based on the dates on which we would be required to file such periodic reports if we were a "non-accelerated filer" within the meaning of the Exchange Act.

Restrictions on Ownership and Transfer

The articles supplementary creating the preferred stock designated as the Series I Preferred Stock will provide that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended (the "Code"), more than 9.0% in value of the aggregate of the outstanding shares of our capital stock (including all classes or series of common stock and preferred stock). The articles supplementary will further provide that no holder of Series I Preferred Stock may own, or be deemed to own by virtue of the attribution provisions of the Code, nor may any person or entity acquire shares of our Series I Preferred Stock such that he or it would own in excess of 20% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Series I Preferred Stock. Any of these ownership limitations may be waived by our board of directors. Any acquisition by you of Series I Preferred Stock (whether in this offering or following completion of the offering) or other classes of our capital stock (including our common stock) that result in you exceeding any of these thresholds may not be valid. See "Description of Series I Preferred Stock—Restrictions on Ownership and Transfer."

Material United States Federal Income Tax Consequences

For a discussion of the U.S. federal income tax consequences of purchasing, owning and disposing of the Series I Preferred Stock, see "Supplemental Material United States Federal Income Tax Consequences" in this prospectus supplement together with "Material United States Federal Income Tax Consequences" in the accompanying prospectus. Prospective investors are urged to consult their own tax advisors regarding these matters in light of their personal investment circumstances.

Listing

We intend to file an application to list the Series I Preferred Stock on the NYSE under the symbol "SLG Pr I." If the application is approved, trading of the Series I Preferred Stock is expected to begin within 30 days after the date of initial delivery of the Series I Preferred Stock.

Form

The Series I Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of the Depository Trust Company ("DTC"), except under limited circumstances.

Use of Proceeds

We intend to contribute the net proceeds from the sale of the shares of Series I Preferred Stock offered hereby to our operating partnership in exchange for an equal number of 6.50% Series I Cumulative Preferred Units to be issued by our operating partnership that have substantially identical economic terms as the Series I Preferred Stock. We expect our operating partnership to use all or a portion of the net proceeds received by it to pay the redemption price and other amounts due upon our expected redemption of all or a portion of our outstanding shares of our Series C Preferred Stock, although we have not taken any action to do so at this time and we are not obligated to do so. Any remaining proceeds may be used to repay outstanding indebtedness of ours and our subsidiaries and for general corporate purposes. See "Use of Proceeds" in this prospectus supplement.

Transfer Agent and Registrar	Computershare Shareowner Services LLC
Risk Factors

An investment in the Series I Preferred Stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled "Risk Factors" beginning on page S-7 of this prospectus supplement, page 3 of the accompanying prospectus and page 10 of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference into this prospectus supplement, before making a decision to invest in the Series I Preferred Stock.

RISK FACTORS

        Any investment in our Series I Preferred Stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to purchase our Series I Preferred Stock. In addition, you should carefully consider, among other things, the section entitled "Risk Factors" beginning on page 10 in our most recent Annual Report on Form 10-K for the period ended December 31, 2011 and in other documents that we subsequently file with the Commission, all of which are incorporated by reference into this prospectus supplement. The risks and uncertainties described below are not the only risks and uncertainties we face. If any of the following risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of our Series I Preferred Stock could decline significantly, and you may lose all or part of your investment in our Series I Preferred Stock. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See the information under the heading "Cautionary Statement Regarding Forward Looking Statements" above and under "Forward-Looking Information" in our Annual Report on Form 10-Q for the quarterly period ended March 31, 2012.

 Risks Related to the Series I Preferred Stock

The Series I Preferred Stock ranks junior to all of our indebtedness and other liabilities and is effectively junior to all indebtedness and other liabilities and preferred equity interests of our subsidiaries.

        In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series I Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series I Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our creditors and any future series or class of preferred stock that ranks senior to the Series I Preferred Stock. In addition, the Series I Preferred Stock effectively ranks junior to all existing and future indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our subsidiaries. Our operating partnership has also issued preferred units of limited partnership interest directly to third party investors. As of June 30, 2012, persons other than us held preferred units of limited partnership interest having an aggregate liquidation preference of $49.6 million. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series I Preferred Stock then outstanding. We and our subsidiaries may incur substantial amounts of additional debt and other obligations (including additional preferred units of limited partnership interest of our operating partnership) that will rank senior to the Series I Preferred Stock. Such additional debt may restrict or limit our ability to pay dividends on the Series I Preferred Stock.

The Series I Preferred Stock is expected to be rated below investment grade.

        Although the Series I Preferred Stock has not yet been rated, we have sought to obtain a rating for the Series I Preferred Stock. We currently expect the rating of the Series I Preferred Stock, if obtained, to be below investment grade, which could adversely impact the market price of Series I Preferred Stock. Below investment-grade securities are subject to a higher risk of price volatility than similar, higher-rated securities. Furthermore, increases in leverage or a deteriorating outlook for an issuer, or volatile markets, could lead to continued significant deterioration in market prices of below-investment grade rated securities.

        Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series I Preferred Stock. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any rating of the Series I Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the Series I Preferred Stock.

Since we conduct substantially all of our operations through our operating partnership, our ability to pay dividends on the Series I Preferred Stock depends on the distributions we receive from our operating partnership. The terms of certain of our operating partnership's existing debt instruments and other agreements may limit its ability to pay dividends to us.

        Because we conduct substantially all of our operations through our operating partnership, our ability to pay dividends on the Series I Preferred Stock will depend almost entirely on payments and distributions we receive on our interests in our operating partnership. Additionally, the terms of some of the debt to which our operating partnership is a party limit its ability to make some types of payments and other distributions to us and the operating partnership may enter into other similar agreements in the future. This in turn limits our ability to make some types of payments, including payment of dividends on the Series I Preferred Stock, unless we meet certain financial tests or such payments or dividends are required to maintain our qualification as a REIT or to avoid the imposition of any federal income or excise tax on undistributed income. As a result, if our operating partnership fails to pay distributions to us, we may not be able to pay dividends on the Series I Preferred Stock for one or more dividend periods.

We may not be able to pay dividends on the Series I Preferred Stock under Maryland law.

        Under Maryland law, no distributions on capital stock may be made if, after giving effect to the distribution, (a) the corporation would not be able to pay the indebtedness of the corporation as such indebtedness becomes due in the usual course of business or, (b) except in certain limited circumstances when distributions are made from net earnings, the corporation's total assets would be less that the sum of the corporation's total liabilities plus, unless the charter provides otherwise (which our charter does, with respect to the Series I Preferred Stock), the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution. If the declaration of a dividend that has accumulated on the Series I Preferred Stock would cause us to violate the Maryland laws limiting the ability of a corporation to make distributions on its capital stock, we may not declare or pay said distribution despite its accumulation pursuant to the terms of the articles supplementary governing such securities.

Market interest rates may affect the price of our Series I Preferred Stock.

        One of the factors that will influence the price of our Series I Preferred Stock will be the dividend yield on our Series I Preferred Stock relative to market interest rates. An increase in market interest rates could cause the market price of Series I Preferred Stock to go down. The trading price of the shares of our Series I Preferred Stock also will depend on many other factors, which may change from time to time, including:

  •
  the market for similar securities;

  •
  the attractiveness of REIT securities in comparison to the securities of other companies, taking into account, among other things, the higher tax rates currently imposed on dividends paid by REITs as compared to dividends paid by certain other corporations;

  •
  government action or regulation;

  •
  general economic conditions or conditions in the financial or real estate markets; and

  •
  our financial condition, performance and prospects.

The Series I Preferred Stock will rank equally as to dividend rights and rights upon liquidation with our outstanding Series C Preferred Stock (to the extent it remains outstanding after this offering), and we may issue additional series of preferred stock that rank equally to the Series I Preferred Stock as to dividend rights, rights upon liquidation or voting rights without your consent.

        The Series I Preferred Stock, with respect to rights to the payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, will rank (a) senior to our common stock and all other classes or series of our capital stock that specifically provide that such class or series of capital stock ranks junior to the Series I Preferred Stock as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (b) on a parity with our outstanding shares of Series C Preferred Stock (all or a portion of outstanding shares of which we expect to redeem in connection with this offering, although we have not taken any action to do so at this time and are not obligated to do so) and all other classes or series of our capital stock, other than those referred to in clauses (a) and (c), that specifically provide that such classes or series of capital stock rank on a parity with the Series I Preferred Stock as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, and (c) junior to all other classes or series of our capital stock that specifically provide that such classes or series of capital stock rank senior to the Series I Preferred Stock as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. We are allowed to issue additional series of preferred stock that would rank equally to the Series I Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our charter (including the articles supplementary relating to the Series I Preferred Stock) without your consent. The issuance of additional shares of preferred stock could have the effect of reducing the amounts available to the Series I Preferred Stock issued in this offering upon our liquidation, dissolution or winding up of our affairs. It also may reduce dividend payments on the Series I Preferred Stock if we do not have sufficient funds to pay dividends on all Series I Preferred Stock outstanding and other classes of stock with equal priority with respect to dividends.

        In addition, although holders of Series I Preferred Stock are entitled to limited voting rights, as described in "Description of Series I Preferred Stock—Voting Rights," with respect to such matters, the Series I Preferred Stock will vote separately as a class together with all other series of our preferred stock upon which like voting rights have been conferred and are exercisable (which may include holders of any remaining shares of our Series C Preferred Stock outstanding following any partial redemption of such series, as well of holders of any series of preferred stock we may issue in the future). As a result, the voting rights of holders of Series I Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock may be able to control or significantly influence the outcome of any vote. However, holders of such other series of preferred stock will not be entitled to vote together as a class with the holders of Series I Preferred Stock as to any charter amendment materially adversely affecting the interests of holders of Series I Preferred Stock above if such holders are affected unequally by such amendment. Our common stock is the only class of our securities that carries full voting rights.

        Future issuances and sales of preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series I Preferred Stock and our common stock to decline and may materially and adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

Ownership limitations in our charter and the articles supplementary relating to the Series I Preferred Stock may impair acquisition of our capital stock.

        The articles supplementary creating the preferred stock designated as the Series I Preferred Stock will provide that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.0% in value of the aggregate of the outstanding shares of our capital stock (including all classes or series of common stock and preferred stock). The articles supplementary will further provide that no stockholder of Series I Preferred Stock may own, or be deemed to own by virtue of the attribution provisions of the Code, nor may any person or entity acquire shares of our Series I Preferred Stock such that he or it would own in excess of 20% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Series I Preferred Stock. Any acquisition by you of Series I Preferred Stock (whether in this offering or following completion of the offering) or other classes of our capital stock (including our common stock) that result in you exceeding any of these thresholds may not be valid. See "Description of Series I Preferred Stock—Restrictions on Ownership and Transfer" in this prospectus supplement and "Restrictions on Ownership of Capital Stock" in the accompanying prospectus.

As a holder of Series I Preferred Stock you have extremely limited voting rights.

        Your voting rights as a holder of Series I Preferred Stock will be limited. Our common shares are the only class carrying full voting rights. Voting rights for holders of Series I Preferred Stock exist primarily with respect to adverse changes in the terms of the Series I Preferred Stock, the creation of additional classes or series of preferred shares that are senior to the Series I Preferred Stock and our failure to pay distributions on the Series I Preferred Stock for six or more quarters (whether or not consecutive).

An active trading market for the Series I Preferred Stock does not exist and may not develop. Listing on the NYSE does not guarantee a market for the Series I Preferred Stock.

        The Series I Preferred Stock is a new issue of securities with no established trading market. Although we intend to file an application to list the Series I Preferred Stock on the NYSE, we cannot assure you that the Series I Preferred Stock will be approved for listing or that a trading market will exist for those securities. Listing of the Series I Preferred Stock on the NYSE does not guarantee that a trading market for the Series I Preferred Stock will develop or, if a trading market for the Series I Preferred Stock does develop, the depth or liquidity of that market or the ability of the holders to sell their Series I Preferred Stock. The market price of the Series I Preferred Stock would depend on many factors, including, but not limited to:

  •
  prevailing interest rates;

  •
  the market for similar securities;

  •
  general economic and financial market conditions;

  •
  our issuance, as well as the issuance by our subsidiaries, of additional preferred equity or debt securities or indebtedness; and

  •
  our financial condition, cash flows, liquidity, results of operations, funds from operations and prospects.

        We have been advised by the underwriters that they intend to make a market in the Series I Preferred Stock, but they are not obligated to do so and may discontinue market-making at any time without notice.

We believe that the Series I Preferred Stock does not constitute "U.S. real property interests" and therefore non-U.S. holders would not be subject to tax under the Foreign Investment in Real Property Tax Act with respect to our Series I Preferred Stock. We cannot assure you, however, that the Series I Preferred Stock will not constitute U.S. real property interests.

        Although we are not currently aware of any facts that would cause our conclusion to change, depending on the facts in existence at the time of any sale or repurchase of our Series I Preferred Stock, it is possible that the Series I Preferred Stock could constitute U.S. real property interests. If so, depending on the size of a non-U.S. holder's interest in our Series I Preferred Stock, the non-U.S. holder could be subject to tax, including withholding tax, on payments received in connection with such a sale or repurchase regardless of whether such non-U.S. holder provides certification documenting its non-U.S. status.

USE OF PROCEEDS

        We estimate the net proceeds from this offering will be approximately $193.2 million ($222.3 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to contribute the net proceeds from the sale of the shares of Series I Preferred Stock offered hereby to our operating partnership in exchange for an equal number of 6.50% Series I Cumulative Preferred Units to be issued by our operating partnership that have substantially identical economic terms as the Series I Preferred Stock. We expect our operating partnership to use all or a portion of the net proceeds received by it to pay the redemption price and other amounts due upon our expected redemption of all or a portion of our outstanding shares of our Series C Preferred Stock, although we have not taken any action to do so at this time and we are not obligated to do so. Any remaining proceeds may be used to repay outstanding indebtedness of ours and our subsidiaries and for general corporate purposes.

RATIO OF EARNINGS TO COMBINED FIXED CHARGE AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for SL Green Realty Corp. on a historical basis for the periods indicated:

	Six Months Ended June 30, 2012	Year Ended December 31,
		2011	2010	2009	2008	2007
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.79x	1.63x	3.27x	1.21x	2.54x	1.50x

        The ratios of earnings to combined fixed charges and preferred dividends were computed by dividing earnings by fixed charges and preferred stock dividends. For the purpose of calculating the ratios, the earnings have been calculated by adding fixed charges to income or loss from continuing operations before adjustment for non-controlling interests plus distributions from unconsolidated joint ventures, excluding gains or losses from sale of property, loss on equity investment and marketable securities and the cumulative effect of changes in accounting principles. Fixed charges and preferred stock dividends consist of interest expense including the amortization of debt issuance costs, rental expense deemed to represent interest expense and preferred dividends paid on the Series C Preferred Stock and the Series D Preferred Stock. All of our Series D Preferred Stock was redeemed on July 13, 2012.

 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2012 on a historical basis and on an as adjusted basis to reflect the sale of 8,000,000 shares of our Series I Preferred Stock in this offering.

	As of June 30, 2012
	Actual	As Adjusted
	(amounts in thousands)
Cash and cash equivalents	$256,799	$449,999

Debt:
Mortgages and other loans payable	$4,861,463	$4,861,463
Revolving credit facility	80,000	80,000
Senior unsecured notes	1,173,769	1,173,769
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Non-controlling interests in operating partnership	279,685	279,685

Total debt	$6,494,917	$6,494,917
Equity (number of shares in thousands):
7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value; 11,700 shares issued and outstanding on a historical and as adjusted basis(1)	$274,022	$274,022
7.875% Series D Cumulative Redeemable Preferred Stock, $0.01 par value; 4,000 shares issued and outstanding on a historical and as adjusted basis(2)	96,321	96,321
6.50% Series I Cumulative Redeemable Preferred Stock, $0.01 par value, being offered hereby; 8,000 shares issued and outstanding on an as adjusted basis(3)	—	193,200
Common Stock, $0.01 par value; 160,000 shares authorized and 93,543 issued and outstanding at June 30, 2012, on a historical and as adjusted basis	936	936
Additional paid-in-capital	4,557,652	4,557,652
Treasury stock at cost	(319,866)	(319,866)
Accumulated other comprehensive loss	(28,413)	(28,413)
Retained earnings	1,741,160	1,741,160

Total stockholders' equity	$6,321,812	$6,515,012
Non-controlling interest in other partnerships	489,520	489,520

Total equity	$6,811,332	$7,004,532

Total capitalization	$13,306,249	$13,499,449

(1)
We expect that all or a portion of the net proceeds from this offering will be used to pay the redemption price and other amounts due upon our expected redemption of a portion of our outstanding shares of our Series C Preferred Stock, although we have not taken any action to do so at this time and we are not obligated to do so.

(2)
On July 13, 2012, we redeemed all of the 4,000,000 issued and outstanding shares of 7.875% Series D Cumulative Redeemable Preferred Stock in accordance with their terms.

(3)
Assumes no exercise of the underwriters' over-allotment option.

DESCRIPTION OF SERIES I PREFERRED STOCK

        The following is a summary of certain provisions of the articles supplementary creating our Series I Preferred Stock. As used in this section, the terms "we," "us" or "our" refer to SL Green Realty Corp. and not any of its subsidiaries. Please read "Description of Preferred Stock," "Restrictions on Ownership of Capital Stock" and "Certain Anti-Takeover Provisions of Maryland Law" in the accompanying prospectus for a description of general terms applicable to the Series I Preferred Stock, a description of our common stock and certain provisions of our corporate documents and Maryland law.

General

        Our board of directors will take action to classify and designate 9,200,000 shares of preferred stock as 6.50% Series I Cumulative Redeemable Preferred Stock, par value $0.01 per share, and will approve and authorize the filing with the Maryland State Department of Assessments and Taxation of articles supplementary setting forth the terms of the Series I Preferred Stock. In connection with this offering, we expect to issue 8,000,000 shares of Series I Preferred Stock. In addition, we have granted the underwriters a 30-day option to purchase up to 1,200,000 additional shares of Series I Preferred Stock to cover over-allotments in connection with this offering. When issued, the shares of Series I Preferred Stock offered hereby will be validly issued, fully paid and non-assessable.

        We intend to contribute the net proceeds of the sale of the shares of Series I Preferred Stock offered hereby to our operating partnership in exchange for 6.50% Series I Cumulative Preferred Units (the "Series I Preferred Units") that have substantially identical economic terms as the Series I Preferred Stock. Our operating partnership will be required to make all required distributions on the Series I Preferred Units prior to any distribution of cash or assets to the holders of common partnership units or to the holders of any other equity interest of our operating partnership, except for any other series of preferred units ranking on a parity with the Series I Preferred Units (including our operating partnership's Series C Preferred Units, to the extent they remain outstanding following this offering, and Series G Preferred Units) as to distributions and liquidation, except for dividends required to enable us to maintain our qualification as a REIT. Our operating partnership has also issued preferred units of limited partnership interest directly to third party investors. As of June 30, 2012, persons other than us held preferred units of limited partnership interest having an aggregate liquidation preference of $49.6 million.

Listing

        We intend to file an application to list the Series I Preferred Stock on the NYSE under the symbol "SLG Pr I." If the application is approved, trading of the Series I Preferred Stock is expected to begin within 30 days after the date of initial delivery of the Series I Preferred Stock.

Maturity

        The Series I Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series I Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series I Preferred Stock.

Ranking

        The Series I Preferred Stock, with respect to rights to the payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, will rank (a) senior to our common stock and all other classes or series of our capital stock issued in the future, the terms of which specifically provide that such class or series of capital stock ranks junior to the Series I Preferred Stock as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (b) on a parity with our outstanding shares of Series C Preferred Stock (to the extent it remains outstanding after this offering) and all other classes or series of our capital stock issued in the future, other than those referred to in clauses (a) and (c), the terms of which specifically provide that such classes or series of capital stock rank on a parity with the Series I Preferred Stock as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, and (c) junior to all other classes or series of our capital stock issued in the future, the terms of which specifically provide that such classes or series of capital stock rank senior to the Series I Preferred Stock as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. We currently have 11,700,000 outstanding shares of Series C Preferred Stock (liquidation preference $25.00 per share). (In connection with this offering, we expect to redeem all or a portion of the outstanding shares of our Series C Preferred Stock, although we have not taken any action to do so at this time and we are not obligated to do so.)

Dividends

        Subject to the preferential rights of holders of any class or series of our capital stock ranking senior to the Series I Preferred Stock as to the payment of dividends, holders of Series I Preferred Stock will be entitled to receive, when, if and as declared by our board of directors, out of funds legally available for the payment of quarterly cumulative preferential cash dividends, an amount per share equal to 6.50% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $1.625 per share), payable in equal amounts of $0.40625 per share quarterly. Dividends on the Series I Preferred Stock offered hereby will begin to accrue and will be fully cumulative starting from, and including, August 10, 2012 and will be payable quarterly when, if and as authorized by our board of directors, in equal amounts in arrears on the fifteenth day of each January, April, July and October or, if not a business day, then the next succeeding business day (each, a "Dividend Payment Date"), and no interest or additional dividends or other sums will accrue on the amount so payable from the Dividend Payment Date to such next succeeding business day. The first dividend on the Series I Preferred Stock offered hereby, which will be paid on October 15, 2012 in the amount of $0.2934 per share, will reflect dividends accumulated from, and including, August 10, 2012 up to, but excluding, October 15, 2012, which is shorter than a standard quarterly dividend period. Any dividend payable on the Series I Preferred Stock for any portion of a dividend period that ends prior to a Dividend Payment Date will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by our board of directors that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date"). Notwithstanding any provision to the contrary contained in this prospectus supplement, each outstanding share of Series I Preferred Stock will be entitled to receive a dividend with respect to any Dividend Record Rate equal to the dividend paid with respect to each other share of Series I Preferred Stock that is outstanding on such Dividend Record Date.

        No dividend on the Series I Preferred Stock will be declared or paid or set apart for payment by our board of directors if such declaration, payment or setting apart for payment would violate any of our agreements or is restricted or prohibited by law. See "Risk Factors—Since we conduct substantially all of our operations through our operating partnership, our ability to pay dividends on the Series I Preferred Stock depends on the distributions we receive from our operating partnership. The terms of certain of our operating partnership's existing debt instruments and other agreements may limit its ability to pay dividends to us."

        When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series I Preferred Stock and the shares of any other class or series of our capital stock ranking on a parity as to the payment of dividends with the Series I Preferred Stock, all dividends declared upon the Series I Preferred Stock and any other class or series of capital stock ranking on a parity as to the payment of dividends with the Series I Preferred Stock will be declared pro rata so that the amount of dividends declared per share of Series I Preferred Stock and such other class or series of our capital stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series I Preferred Stock and such other class or series of capital stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such class or series of our capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series I Preferred Stock which may be in arrears.

        Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series I Preferred Stock and any other class or series of capital stock ranking on a parity as to the payment of dividends with the Series I Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods:

  •
  no dividends will be declared or paid or set apart for payment and no other distribution of cash or other property will be declared or made (other than in shares of our common stock or other class or series of capital stock ranking on a parity with or junior to the Series I Preferred Stock as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up) on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to the payment of dividends or the distribution of assets upon our liquidation dissolution or winding up, on a parity with or junior to the Series I Preferred Stock; and

  •
  no common stock or any other class or series of capital stock ranking junior to or on a parity with the Series I Preferred Stock as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up will be redeemed, purchased or otherwise acquired for any consideration (or any money paid or made available for a sinking fund for the redemption of any such class or series of capital stock) by us (except by conversion into or exchange for any other class or series of our capital stock ranking on a parity with or junior to the Series I Preferred Stock as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up or by redemption, purchase or acquisition for the purpose of maintaining our qualification as a REIT).

        Notwithstanding the foregoing, dividends on the Series I Preferred Stock will accumulate whether or not the Company has earnings, whether or not there are funds legally available for the payment thereof, whether or not they are prohibited by the terms of the Company's or its subsidiaries' agreements and whether or not such dividends are declared. Accumulated but unpaid dividends on the Series I Preferred Stock will not bear interest and holders of the Series I Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above.

        Holders of Series I Preferred Stock will not be entitled to any dividend or other distribution, whether payable in cash, property or shares of any class or series of capital stock (including Series I Preferred Stock) in excess of the full cumulative dividends on the Series I Preferred Stock as described above. Any dividend payment made on the Series I Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

        Dividends paid by regular C corporations to persons or entities that are taxed as individuals are now generally taxed at the rate applicable to long-term capital gains, which, through December 31, 2012, is a maximum of 15%, subject to certain limitations. Because we are a REIT, however, our dividends, including dividends paid on our Series I Preferred Stock, generally will continue to be taxed at regular ordinary income tax rates, except in limited circumstances that we do not contemplate. See "Supplemental Material United States Federal Income Tax Consequences" in this prospectus supplement together with "Material United States Federal Income Tax Consequences" in the accompanying prospectus.

        If, for any taxable year, we elect to designate as "capital gain dividends" (as defined in Section 857 of the Code, or any successor revenue code or section) any portion, which we refer to as the "Capital Gains Amount," of the total dividends (as determined for federal income tax purposes) paid or made available for such taxable year to holders of all classes and series of capital stock, then the portion of the Capital Gains Amount that will be allocable to holders of Series I Preferred Stock will be in the same proportion that the total of the dividends (as determined for federal income tax purposes) paid or made available to the holders of Series I Preferred Stock for the year bears to the total of all such dividends for the year paid with respect to all classes and series of our outstanding capital stock.

Liquidation Preference

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Series I Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provisions for payment of all of our debts and other liabilities, liquidating distributions, in cash or property at its fair market value as determined by our board of directors, in the amount of a liquidation preference of $25.00 per share, plus an amount equal to any accumulated dividends (whether or not earned or declared) to, but not including, the date of payment, before any distribution of assets is made to holders of common stock or any other class or series of our capital stock ranking junior to the Series I Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding up, but subject to the preferential rights of the holders of shares of any class or series of our capital stock ranking senior to the Series I Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series I Preferred Stock will have no right or claim to any of our remaining assets. None of (i) our consolidation or merger with or into another entity, (ii) a merger of another entity with or into us, (iii) a statutory stock exchange by us or (iv) a sale, lease or conveyance of all or substantially all of our property or business will be considered a liquidation, dissolution or winding up. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our assets legally available for distribution to our stockholders are insufficient to make the full payment due to holders of the Series I Preferred Stock and the corresponding amounts payable on all outstanding shares of other classes or series of capital stock ranking on a parity with the Series I Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding up, then the holders of the Series I Preferred Stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions (including, if applicable, accumulated and accrued dividends) to which they would otherwise be respectively entitled. The liquidation preference of the outstanding shares of Series I Preferred Stock will not be added to our liabilities for the purpose of determining whether under the Maryland General Corporation Law a distribution may be made to our stockholders whose preferential rights upon our dissolution are junior to those of holders of the Series I Preferred Stock.

Redemption

        The Series I Preferred Stock is not redeemable at any time at the option of the holders thereof. The Series I Preferred Stock will not be subject to sinking fund or mandatory redemption. On or after August 10, 2017, we have the option to redeem the Series I Preferred Stock at any time, in whole or from time to time in part, at a redemption price per share of Series I Preferred Stock in cash equal to $25.00, plus (except as provided below) all dividends accumulated and unpaid (whether or not earned or authorized) on the shares of Series I Preferred Stock to, but excluding, the date of such redemption, upon giving notice as provided below. Any date fixed for redemption pursuant to the foregoing provisions is referred to as a "Series I Preferred Stock Redemption Date."

        We will give notice of redemption by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Series I Preferred Stock Redemption Date. We will deliver, not less than 30 nor more than 60 days prior to the Series I Preferred Stock Redemption Date, to each holder of record of Series I Preferred Stock to be redeemed at such holder's address as it appears on our stock transfer records, notifying such holder of our election to redeem such shares; provided that if we have reasonably concluded, based upon the advice of independent tax counsel experienced in such matters, that any redemption must be made on a date (the "Subject Date") which is earlier than 30 days after the date of such mailing in order to preserve our status as a REIT for federal income tax purposes or to comply with federal tax laws relating to our qualification as a REIT, then we may give such shorter notice as is necessary to effect such redemption on the Subject Date. In addition to any information required by law or by the applicable rules of any exchange upon which the Series I Preferred Stock may be listed or admitted to trading, the notice of redemption will state (i) the date fixed for redemption thereof, (ii) the cash redemption price, (iii) the number of shares to be redeemed (and, if fewer than all the shares of Series I Preferred Stock are to be redeemed, the number of shares to be redeemed from such holder), (iv) the place(s) where the certificates for the shares of Series I Preferred Stock, if any, are to be surrendered for payment of the redemption price in cash, and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date.

        If we redeem fewer than all of the outstanding shares of Series I Preferred Stock, the number of shares of Series I Preferred Stock to be redeemed will be determined by our board of directors and the shares to be redeemed will be selected by our board of directors pro rata or by lot or in such other equitable manner as determined by our board of directors. If such redemption is to be by lot and as a result of such redemption any holder of Series I Preferred Stock would become a holder of a number of shares of Series I Preferred Stock in excess of the Ownership Limit described herein because such holder's shares of Series I Preferred Stock were not redeemed, or were only redeemed in part, then, except in certain instances, we will redeem the requisite number of shares of Series I Preferred Stock from such holder such that he will not hold in excess of the Ownership Limit subsequent to such redemption. In addition, we may redeem shares of Series I Preferred Stock in certain circumstances relating to the maintenance of our ability to qualify as a REIT for federal income tax purposes. See"—Restrictions on Ownership and Transfer."

        On or after the Series I Preferred Stock Redemption Date, each holder of shares of Series I Preferred Stock to be redeemed must present and surrender the certificates, if any, representing his shares of Series I Preferred Stock to us at the place designated in the applicable notice of redemption and thereupon the cash redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing shares of Series I Preferred Stock as the owner thereof and each surrendered certificate will be canceled. If fewer than all the shares represented by any such certificate representing shares of Series I Preferred Stock are to be redeemed, a new certificate will be issued representing the unredeemed shares. If notice of redemption has been mailed or published in accordance with notice provisions described above and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of the Series I Preferred Stock so called for redemption, then from and after the Series I Preferred Stock Redemption Date (unless we default in payment of the redemption price), all dividends on the shares of Series I Preferred Stock called for redemption will cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends to the Series I Preferred Stock Redemption Date), will cease and terminate and such shares will not thereafter be transferred (except with our consent) on our books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At our election, prior to a Series I Preferred

Stock Redemption Date, we may irrevocably deposit the redemption price (including accumulated and unpaid dividends) of the Series I Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of the Series I Preferred Stock to be redeemed will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares, if any, at such place on or about the date fixed in such redemption notice (which may not be later than such Series I Preferred Stock Redemption Date) against payment of the redemption price (including all accumulated and unpaid dividends to such Series I Preferred Stock Redemption Date). Any interest or other earnings earned on the redemption price (including all accumulated and unpaid dividends) deposited with a bank or trust company will be paid to us. Any moneys so deposited which remain unclaimed by the holders of the shares of Series I Preferred Stock at the end of two years after the Series I Preferred Stock Redemption Date will be returned to us by such bank or trust company.

        Notwithstanding the foregoing, unless full cumulative dividends on all shares of Series I Preferred Stock have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of Series I Preferred Stock will be redeemed unless all outstanding shares of Series I Preferred Stock are simultaneously redeemed or exchanged; provided, however, that the foregoing will not prevent the purchase or acquisition of shares of Series I Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series I Preferred Stock. In addition, unless full cumulative dividends on all outstanding shares of Series I Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we will not purchase or otherwise acquire directly or indirectly any shares of Series I Preferred Stock or any shares of any other class or series of our capital stock ranking junior to or on a parity with the Series I Preferred Stock as to the payment of dividends or the distribution of our assets upon our liquidation, dissolution or winding up (except by conversion into or exchange for shares of any class or series of our capital stock ranking junior to the Series I Preferred Stock as to the payment of dividends or the distribution of our assets upon our liquidation, dissolution or winding up or by redemptions for the purposes of maintaining our qualification as a REIT).

        Immediately prior to any redemption of shares of Series I Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to but not including the Series I Preferred Stock Redemption Date, unless such Series I Preferred Stock Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, in which case each holder of Series I Preferred Stock at the close of business on such Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series I Preferred Stock for which a notice of redemption has been given.

        Any shares of Series I Preferred Stock that we redeem will, after such redemption, have the status of authorized but unissued preferred stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by our board of directors.

Conversion

        Shares of Series I Preferred Stock are not convertible into, or exchangeable for, any of our other property or securities.

Voting Rights

        Holders of Series I Preferred Stock will not have any voting rights, except as described below. Whenever dividends on any shares of Series I Preferred Stock are in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the number of directors then constituting the board will increase by two (if not already increased by reason of a similar arrearage with respect to any parity voting preferred stock) and the holders of Series I Preferred Stock (voting together as a single class with all other classes or series of our capital stock ranking on a parity with the Series I Preferred Stock as to the payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation dissolution or winding up upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors who will each be elected for a one-year term. Such election will be held at a special meeting of the stockholders or, in certain circumstances, at the next annual meeting of stockholders and at each subsequent annual meeting until all arrearages and the dividends on the Series I Preferred Stock and such other series of preferred stock upon which like voting rights have been conferred and are exercisable for the then current dividend period have been fully paid or have been declared and a sum sufficient for the full payment thereof has been set aside. Vacancies for directors elected by holders of Series I Preferred Stock and any other such series of preferred stock will be filled by the remaining director so elected then in office or, if there is no such remaining director, by vote of holders of a majority of the outstanding shares of Series I Preferred Stock, when they are entitled to the voting rights described above, and any other such series of preferred stock voting as a single class. A director elected by the holders of Series I Preferred Stock and any other such series of preferred stock may be removed with or without cause and only by vote of holders of a majority of the outstanding shares of Series I Preferred Stock, when they are entitled to the voting rights described above, and any other such series of preferred stock voting as a single class.

        So long as any shares of Series I Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series I Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a single class with all other classes or series of our capital stock ranking on a parity with the Series I Preferred Stock as to the payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation dissolution or winding up upon which like voting rights have been conferred and are exercisable), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of our capital stock ranking senior to the Series I Preferred Stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any authorized shares of our capital stock into any such class or series of our capital stock, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such class or series of our capital stock; or (ii) amend, alter or repeal the provisions of our charter (including the articles supplementary relating to the Series I Preferred Stock), whether by merger or consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such Series I Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as shares of Series I Preferred Stock remain outstanding or are converted into like securities of the surviving or resulting entity, in each case with like preference, privilege or voting power and terms thereof materially unchanged, taking into account that upon the occurrence of an Event, we may not be the surviving entity and such surviving entity may be a non-corporate entity, the occurrence of any such Event will not be deemed to materially adversely affect such rights, preferences, privileges or voting powers of holders of Series I Preferred Stock; and provided further that (x) any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or (y) the creation, issuance or increase in the amount of authorized shares of any other class or series of our capital stock, or (z) any increase in the amount of authorized shares of Series I Preferred Stock, in each case ranking on a parity with or junior to the Series I Preferred Stock with respect to payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Notwithstanding the foregoing, holders of any parity preferred stock shall not be entitled to vote together as a class with the holders of Series I Preferred Stock on any amendment, alteration or repeal of our charter if holders of Series I Preferred Stock are affected unequally by such amendment.

        Holders of shares of Series I Preferred Stock will not be entitled to vote with respect to any increase in total number of authorized shares of our common stock or preferred stock, any increase in the amount of the authorized Series I Preferred Stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of Series I Preferred Stock or any other class or series of capital stock, in each case ranking on a parity with or junior to the Series I Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

        In addition, the holders of such Series I Preferred Stock will not have any voting rights with respect to, and the consent of the holders of Series I Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series I Preferred Stock, except as set forth in part (ii) of the second preceding paragraph. Except as expressly set forth in the articles supplementary relating to the Series I Preferred Stock, the Series I Preferred Stock will not have any relative, participatory, optional or other special voting rights and powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series I Preferred Stock have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

        In any matter in which the Series I Preferred Stock may vote (as expressly provided in the articles supplementary relating to the Series I Preferred Stock), each share of the Series I Preferred Stock will be entitled to one vote, except that when any other class or series of our preferred stock will have the right to vote with the Series I Preferred Stock as a single class on any matter, the Series I Preferred Stock and such other class or series will have with respect to such matters one vote per each $25.00 of stated liquidation preference.

Information Rights

        During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series I Preferred Stock is outstanding, we will (a) transmit by mail or other permissible means under the Exchange Act to all holders of Series I Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of reports that are substantially similar to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (b) within 15 days following written request, supply copies of such reports to any prospective holder of the Series I Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series I Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act, based on the dates on which we would be required to file such periodic reports if we were a "non-accelerated filer" within the meaning of the Exchange Act.

Restrictions on Ownership and Transfer

        For us to qualify as a REIT under the Code, among other things, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first taxable year), and such shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first taxable year) or during a proportionate part of a shorter taxable year. This test is applied by "looking through" certain stockholders which are not individuals (e.g., corporations or partnerships) to determine indirect ownership of us by individuals.

        In order to protect us against the risk of losing our status as a REIT due to a concentration of ownership among our stockholders, our charter contains various ownership restrictions. The articles supplementary creating the preferred stock designated as the Series I Preferred Stock will provide that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.0% in value of the aggregate of the outstanding shares of our capital stock (including all classes or series of common stock and preferred stock) (the "Capital Stock Ownership Limit"). The articles supplementary will further provide that no holder of Series I Preferred Stock may own, or be deemed to own by virtue of the attribution provisions of the Code, nor may any person or entity acquire shares of our Series I Preferred Stock such that he or it would own in excess of 20% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Series I Preferred Stock (together with the Capital Stock Ownership Limit, the "Ownership Limits"). Any direct or indirect ownership of shares of stock in excess of the Ownership Limits or that would result in our disqualification as a REIT, including any transfer that results in shares of capital stock being owned by fewer than 100 persons or results in us being "closely held" within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt of any to qualify, or to continue to qualify, as a REIT. Our board of directors may, in its sole discretion, waive the Ownership Limits if evidence satisfactory to our board of directors and tax counsel is presented that the changes in ownership will not then or in the future jeopardize our REIT status and our board of directors otherwise decides that such action is in our best interest.

        Our charter provides that shares of capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limits will automatically be converted into shares of excess stock that will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations described in Section 170(b)(1)(A) and 170(c) of the Code. The trustee of the trust will be deemed to own the excess stock for the benefit of the charitable beneficiary on the date of the violative transfer to the original transferee-stockholder. Any dividend or distribution paid to the original transferee-stockholder of excess stock prior to our discovery that capital stock has been transferred in violation of the provisions of our charter will be repaid to the trustee upon demand. Any dividend or distribution authorized and declared but unpaid will be rescinded as void ab initio with respect to the original transferee-stockholder and will instead be paid to the trustee of the trust for the benefit of the charitable beneficiary. Any vote cast by an original transferee-stockholder of shares of capital stock constituting excess stock prior to our discovery that shares of capital stock have been transferred in violation of the provisions of our charter will be rescinded as void ab initio. While the excess stock is held in trust, the original transferee-stockholder will be deemed to have given an irrevocable proxy to the trustee to vote the capital stock for the benefit of the charitable beneficiary.

        The trustee of the trust may, under the provisions of our charter, transfer the interest in the trust representing the excess stock to any person whose ownership of the shares of capital stock converted into such excess stock would be permitted under the Ownership Limits. If such transfer is made, our charter provides that the interest of the charitable beneficiary will terminate and the proceeds of the sale will be payable to the original transferee-stockholder and to the charitable beneficiary as described herein. The original transferee-stockholder will receive the lesser of (i) the price paid by the original transferee-stockholder for the shares of capital stock that were converted into excess stock or, if the original transferee-stockholder did not give value for such shares (e.g., the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of capital stock were converted for the ten trading days immediately preceding such sale or gift, and (ii) the price received by the trustee from the sale or other disposition of the excess stock held in trust. The trustee may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of excess stock which have been paid to the original transferee-stockholder and are owed by the original transferee-stockholder to the trustee. Any proceeds in excess of the amount payable to the original transferee-stockholder will be paid by the trustee to the charitable beneficiary. Any liquidation distributions relating to excess stock will be distributed in the same manner as proceeds of a sale of excess stock. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statue, rule or regulation, then the original transferee-stockholder of any shares of excess stock may be deemed, at our option, to have acted as an agent on our behalf in acquiring the shares of excess stock and to hold the shares of excess stock on our behalf.

        In addition, our charter provides that we will have the right, for a period of 90 days during the time any shares of excess stock are held in trust, to purchase all or any portion of the shares of excess stock at the lesser of (i) the price initially paid for such shares by the original transferee-stockholder, or if the original transferee-stockholder did not give value for such shares (e.g., the shares were received through a gift, devise or other transaction), the average closing price for the class of stock from which such shares of excess stock were converted for the ten trading days immediately preceding such sale or gift, and (ii) the average closing price for the class of stock from which such shares of excess stock were converted for the ten trading days immediately preceding the date we elect to purchase such shares. We may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of excess stock which have been paid to the original transferee-stockholder and are owed by the original transferee-stockholder to the trustee. We may pay the amount of such reductions to the trustee for the benefit of the charitable beneficiary. The 90-day period begins on the later date of which notice is received of the violative transfer if the original transferee-stockholder gives us notice of the transfer or, if no such notice is given, the date our board of directors determines that a violative transfer has been made.

        These restrictions will not preclude settlement of transactions through the NYSE.

        All certificates representing shares of Series I Preferred Stock will bear a legend referring to the restrictions described above.

        Each stockholder will upon demand be required to disclose to us in writing any information with respect to the direct, indirect and constructive ownership of our capital stock as our board of directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

        The Ownership Limits may have the effect of delaying, deferring or preventing our change in control unless our board of directors determines that maintenance of REIT status is no longer in our best interest.

Book-Entry, Delivery and Form

        We will initially issue the Series I Preferred Stock in the form of one or more global securities. The global securities will be deposited with, or on behalf of, a depositary (the "Depositary") and registered in the name of the Depositary or its nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. Investors may hold their beneficial interests in the global securities directly through the

Depositary if they have an account with the Depositary or indirectly through organizations which have accounts with the Depositary. DTC will initially act as the Depositary.

        Shares of Series I Preferred Stock that are issued as described below under "—Certificated Series I Preferred Stock" will be issued in definitive form. Upon the transfer of Series I Preferred Stock in definitive form, such Series I Preferred Stock will, unless the global securities have previously been exchanged for Series I Preferred Stock in definitive form, be exchanged for an interest in global securities representing the liquidation preference of Series I Preferred Stock being transferred.

        The Depositary has advised us as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositary was created to hold securities of institutions that have accounts with the Depositary ("direct participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's book-entry system is also available to others such as banks, brokers, dealers and trust companies ("indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

        We expect that pursuant to procedures established by the Depositary, upon the deposit of the global securities with, or on behalf of, the Depositary, the Depositary will credit, on its book-entry registration and transfer system, the liquidation preference of the Series I Preferred Stock represented by such global securities to the accounts of participants. The accounts to be credited will be designated by the underwriters of such Series I Preferred Stock. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

        To facilitate subsequent transfers, all Series I Preferred Stock deposited by direct participants with the Depositary are registered in the name of its nominee. The deposit of Series I Preferred Stock with the Depositary and its registration in the name of the Depositary's nominee do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the Series I Preferred Stock; the Depositary's records reflect only the identity of the direct participants to whose accounts such Series I Preferred Stock is credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Purchases of Series I Preferred Stock under the Depositary system must be made by or through direct participants, which will receive a credit for the shares on the Depositary's records. The ownership interest of each actual purchaser of each share is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the Depositary of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Series I Preferred Stock are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners.

        So long as the Depositary, or its nominee, is the registered holder and owner of the global securities, the Depositary or such nominee, as the case may be, will be considered the sole legal owner and holder of the Series I Preferred Stock evidenced by the global certificates for all purposes of such Series I Preferred Stock and the articles supplementary relating to the Series I Preferred Stock. Except as set forth below, as an owner of a beneficial interest in the global certificates, you will not be entitled to have the Series I Preferred Stock represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certificated Series I Preferred Stock in definitive form and will not be considered to be the owner or holder of any Series I Preferred Stock under the global securities. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that the Depositary, as the holder of the global securities, is entitled to take, the Depositary will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        All payments on Series I Preferred Stock represented by the global securities registered in the name of and held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the global securities.

        We expect that the Depositary or its nominee, upon receipt of any payment on the global securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the liquidation preference of the global securities as shown on the records of the Depositary or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interest in the global securities held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any Series I Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or indirect participants, or the relationship between such participants or indirect participants and the owners of beneficial interests in the global securities owning through such participants or indirect participants.

        Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants or indirect participants of the Depositary, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the transfer agent will have any responsibility or liability for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        The information in this section concerning the Depositary and its book-entry system has been obtained from sources that we believe to reliable, but we take no responsibility for its accuracy.

Certificated Series I Preferred Stock

        Subject to certain conditions, the Series I Preferred Stock represented by the global securities is exchangeable for certificated Series I Preferred Stock in definitive form of like tenor as such Series I Preferred Stock if (a) the Depositary notifies us that it is unwilling or unable to continue as Depositary for the global securities or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor is not appointed within 90 days or (b) we, in our discretion and subject to the procedures of DTC, at any time determine not to have all of the Series I Preferred Stock represented by the global securities. Any Series I Preferred Stock that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Series I Preferred Stock issuable for such number of shares and registered in such names as the Depositary will direct. Subject to the foregoing, the global securities are not exchangeable, except for global securities representing the same aggregate number of shares and registered in the name of the Depositary or its nominee.

SUPPLEMENTAL MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

        This discussion is a supplement to, and is intended to be read together with, the discussion in the accompanying prospectus under the heading "Material United States Federal Income Tax Consequences." These discussions of material United States federal income tax consequences are for general information only and are not tax advice. The following discussion, together with the applicable discussion in the accompanying prospectus referenced above, summarize the material U.S. federal income tax consequences with respect to the acquisition, ownership and disposition of our Series I Preferred Stock. The specific tax consequences of owning our Series I Preferred Stock will vary depending on the circumstances of a particular stockholder. The discussion contained herein and the discussion in the accompanying prospectus do not address all aspects of U.S. federal income taxation that may be relevant to particular stockholders. Therefore, we strongly recommend that stockholders review the following discussion and the discussion in the accompanying prospectus referenced above and then consult with a tax advisor to determine the anticipated tax consequences of owning our Series I Preferred Stock.

        The information in this section is based on the Code, existing and proposed Treasury regulations thereunder, current administrative interpretations and court decisions. We cannot assume that future legislation, Treasury regulations, administrative interpretations and court decisions will not significantly change current law or affect existing interpretations of current law in a manner which is adverse to our stockholders. Any such change could apply retroactively to transactions preceding the date of change. We cannot assume that the opinions and statements set forth herein or in the accompanying prospectus, which do not bind the Internal Revenue Service, which we refer to herein as the IRS, or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

        The information in this section does not discuss state, local or foreign tax considerations. The discussion below describes general U.S. federal income tax considerations applicable to beneficial owners of our Series I Preferred Stock who are U.S. Stockholders and Non-U.S. Stockholders (each as defined in the accompanying prospectus) and who hold our Series I Preferred Stock as "capital assets" within the meaning of Section 1221 of the Code. However, this discussion and the discussion in the accompanying prospectus referenced above have limited application to certain domestic corporations and persons subject to specialized U.S. federal income tax treatment, such as certain foreign persons, trusts, estates, tax exempt entities, regulated investment companies and insurance companies. Moreover, if a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Series I Preferred Stock, the tax treatment of a partner will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners of a partnership holding our Series I Preferred Stock should consult their tax advisors as to the particular United States federal income tax consequences applicable to them.

        Under applicable Treasury regulations a provider of advice on specific issues of law is not considered a tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and not given with respect to the consequences of contemplated actions, and (ii) directly relevant to the determination of an entry on a tax return. Accordingly, prospective stockholders should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein or in the accompanying prospectus.

        Prospective stockholders are urged to consult with their own tax advisors with regard to the application of the U.S. federal income tax laws to such stockholders' respective personal tax situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Taxation of the Company as a REIT

        For a detailed discussion of the U.S. federal income taxation of the Company as a REIT, which includes a variety of complex requirements relating to share ownership, income, assets and distributions, please see the accompanying prospectus under the heading "Material United States Federal Income Tax Consequences—Taxation of SL Green Realty Corp."

Taxation of Holders of Series I Preferred Stock

U.S. Stockholders

        Distributions.    As long as we qualify to be taxed as a REIT, distributions made to our taxable U.S. Stockholders out of current or accumulated earnings and profits will be treated as dividends for U.S. federal income tax purposes and thus taxed to them as ordinary income, except that distributions of net capital gains designated by us as capital gain dividends will be taxed to them as long-term capital gain. To the extent that distributions exceed current and accumulated earnings and profits, they will constitute a return of capital, rather than dividend or capital gain income, and will reduce the tax basis for the stockholder's stock with respect to which the distributions are paid or, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of that stock. For purposes of determining whether distributions are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock and then to our common stock. Therefore, depending on our earnings and profits, distributions with respect to the Series I Preferred Stock (as compared to distributions with respect to our common stock) are more likely to be treated as dividends than as return of capital or a distribution in excess of tax basis.

        Dividends paid by regular C corporations to persons or entities that are taxed as individuals now are generally taxed at the rate applicable to long-term capital gains, which, though December 31, 2012, is a maximum of 15%, subject to certain limitations. Because we are a REIT, however, our dividends, including dividends paid on our Series I Preferred Stock, generally will continue to be taxed to our taxable U.S. Stockholders at regular ordinary income tax rates, except in limited circumstances that we do not contemplate.

        For a further discussion of the U.S. federal income tax treatment of distributions with respect to shares of our Series I Preferred Stock, see the accompanying prospectus under the heading "Material United States Federal Income Tax Consequences—Taxation of Stockholders—Taxation of U.S. Stockholders—Distributions."

        Capital Gain Dividends.    If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to the taxable U.S. Stockholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to such holders of the Series I Preferred Stock will be the amount so designated multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to such holders of the Series I Preferred Stock for the year and the denominator of which will be the total dividends paid to the beneficial owners of shares of all classes of our stock for the year.

        Taxable Dispositions of Series I Preferred Stock.    If a taxable U.S. Stockholder sells or disposes of shares of our Series I Preferred Stock, except as set forth below under the heading "U.S. Stockholders—Repurchase of Series I Preferred Stock," such holder will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and such holder's adjusted tax basis in the shares for U.S. federal income tax purposes. This gain or loss will be treated as long-term capital gain or loss if such holder's holding period in the shares exceeds one year at the time of the disposition. Long-term capital gains of non-corporate U.S. Stockholders are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any loss upon a sale or exchange of shares of our Series I Preferred Stock which were held for six months or less (after application of certain holding period rules) will generally be treated as a long-term capital loss to the extent of previously received capital gain dividends with respect to those shares of our stock. For a further discussion of the treatment of taxable U.S. stockholders, see the accompanying prospectus under the heading "Material United States Federal Income Tax Consequences—Taxation of Stockholders—Taxation of U.S. Stockholders."

        Repurchase of Series I Preferred Stock.    We may repurchase the Series I Preferred Stock at our option, in whole or from time to time in part, for cash at $25.00 per share plus any accrued and unpaid dividends through the date of redemption, as more fully set forth under "Description of Series I Preferred Stock—Repurchase." A repurchase of a U.S. Stockholder's Series I Preferred Stock will be treated under Section 302 of the Code as a distribution taxable as a dividend (to the extent of our current or accumulated earnings and profits) at ordinary income rates, unless the repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the repurchased shares. The repurchase will be treated as a sale or exchange if it (i) is "substantially disproportionate" with respect to the holder, (ii) results in a "complete termination" of the holder's share interest in the Company, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of our common and preferred stock considered to be owned by a U.S. Stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our common and preferred stock actually owned by the holder, must generally be taken into account. If a holder of Series I Preferred Stock owns (actually and constructively) no shares of our outstanding common stock or an insubstantial percentage thereof, a redemption of shares of Series I Preferred Stock of that holder is likely to qualify for sale or exchange treatment because the redemption would be "not essentially equivalent to a dividend." However, because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular U.S. Stockholder of Series I Preferred Stock depends upon the facts and circumstances at the time the determination must be made, prospective investors in Series I Preferred Stock are advised to consult their own tax advisors to determine such tax treatment.

        If a repurchase of Series I Preferred Stock is not treated as a distribution taxable as a dividend to a particular taxable U.S. Stockholder, it will be treated as a taxable sale or exchange by that holder. As a result, the holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current or accumulated earnings and profits) and (ii) the holder's adjusted tax basis in the shares of Series I Preferred Stock. Such gain or loss will be long-term gain or loss if such shares were held for more than one year.

        If a repurchase of Series I Preferred Stock is treated as a distribution taxable as a dividend to a particular taxable U.S. Stockholder, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder. The holder's adjusted tax basis in the repurchased shares of Series I Preferred Stock will be transferred to the holder's remaining shares of our stock. If the holder owns no other shares of our stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

        For a further discussion of the treatment of taxable U.S. Stockholders in connection with a repurchase of the Series I Preferred Stock, see the accompanying prospectus under the heading "Material United States Federal Income Tax Consequences—Taxation of Stockholders—Taxation of U.S. Stockholders."

        Additional Tax on Net Investment Income.    For taxable years beginning after December 31, 2012, if a U.S. Stockholder is not a corporation, such holder will generally be subject to a 3.8% tax on the lesser of (1) such holder's "net investment income" for the taxable year and (2) the excess of such holder's modified adjusted gross income for the taxable year over a certain threshold. Such holder's net investment income will generally include any income or gain recognized by such holder with respect to our Series I Preferred Stock, unless such income or gain is derived in the ordinary course of the conduct of such holder's trade or business (other than a trade or business that consists of certain passive or trading activities).

        United States Federal Income Tax Rates.    On December 17, 2010, the President signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, extending existing income tax rates for individuals so that the maximum rates for individuals through 2012 continue to be 35% with respect to ordinary income and 15% with respect to long-term capital gain. Beginning on January 1, 2013, the maximum rates for individuals are scheduled to increase to 39.6% with respect to ordinary income and 20% with respect to long-term capital gain.

        Backup Withholding.    For a discussion of backup withholding with respect to U.S. Stockholders, see the accompanying prospectus under the heading "Material United States Federal Income Tax Consequences—Taxation of Stockholders—Taxation of U.S. Stockholders—Backup Withholding."

Tax-Exempt U.S. Stockholders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from U.S. federal income taxation. For a discussion of certain U.S. federal income tax considerations with respect to Exempt Organizations, see the accompanying prospectus under the heading "Material United States Federal Income Tax Consequences—Taxation of Stockholders—Taxation of U.S. Tax-Exempt Stockholders."

Non-U.S. Stockholders

        The rules governing U.S. federal income taxation of Non-U.S. Stockholders are complex and no attempt will be made herein to provide more than a limited summary of such rules. Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to acquiring, owning and disposing of our Series I Preferred Stock, including any reporting requirements.

        Distributions.    Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests and other than distributions designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions to Non-U.S. Stockholders will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax rate. However, if income from the investment in the shares of the stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business and, if required by an applicable tax treaty, is attributable to the Non-U.S. Stockholder's permanent establishment in the United States, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates in the same manner as U.S. stockholders are taxed with respect to such dividends and may also be subject to the 30% branch profits tax, unless an applicable tax treaty reduces that tax rate, if the stockholder is a foreign corporation.

        For a further discussion of the U.S. federal income tax treatment of distributions to Non-U.S. Stockholders with respect to shares of our Series I Preferred Stock, see the accompanying prospectus under the heading "Material United States Federal Income Tax Consequences—Taxation of Stockholders—Taxation of Non-U.S. Stockholders."

        Capital Gain Dividends.    For a discussion of the treatment of capital gains dividends with respect to Non-U.S. Stockholders, see the accompanying prospectus under the heading "Material United States Federal Income Tax Consequences—Taxation of Stockholders—Taxation of Non-U.S. Stockholders—Capital Gain Dividends."

        Taxable Dispositions of Series I Preferred Stock.    Gain recognized by a Non-U.S. Stockholder upon a sale or exchange of our stock, including a repurchase that is treated as a sale, generally will not be taxed under FIRPTA (as defined in the accompanying prospectus) if we are a domestically controlled REIT. For a further discussion of the rules related to our qualification as a domestically controlled REIT and the U.S. federal income tax treatment of Non-U.S. Stockholders upon a taxable disposition of our stock, see the accompanying prospectus under the heading "Material United States Federal Income Tax Consequences—Taxation of Stockholders—Taxation of Non-U.S. Stockholders."

        Repurchase of Series I Preferred Stock.    As described above under the heading "U.S. Stockholders—Repurchase of Series I Preferred Stock," if we repurchase any of Non-U.S. Stockholder's shares, the U.S. federal income tax treatment can only be determined on the basis of particular facts at the time of the repurchase. If the repurchase is treated as a dividend, the U.S. federal income tax treatment of such holder will be the same as described above under the heading "—U.S. Stockholders—Distributions." If the repurchase is treated as a taxable sale or exchange, the U.S. federal income tax treatment of such holder will be the same as described above under the heading "—U.S. Stockholders—Taxable Dispositions of Series I Preferred Stock."

        Foreign Account Legislation.    Foreign Account Tax Compliance Act, which we refer to herein as FATCA, is contained in Sections 1471 through 1474 of the Code and was originally enacted in 2010 as part of the Hiring Incentives to Restore Employment Act. FATCA will impose a U.S. withholding tax at a 30% rate on dividends and proceeds of sale in respect of our stock received by U.S. Stockholders who own their shares through foreign accounts or foreign intermediaries and certain Non-U.S. Stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, Non-U.S. Stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. The Treasury Department has recently issued guidance on the withholding, disclosure, and reporting provisions under FATCA that provides that these new withholding rules will be implemented in a phased approach. The rules regarding withholding on dividends with respect to our stock will be effective for payments made after December 31, 2013, and the rules with respect to withholding on the proceeds of the sale of our stock will be effective after December 31, 2014.

        If you are a foreign person considering purchasing our Series I Preferred Stock, you should consult your own tax advisor regarding the possible disclosure implications of acquiring, owning and disposing of our stock.

        Backup Withholding.    For a discussion of backup withholding with respect to Non-U.S. Stockholders, see the accompanying prospectus under the heading "Material United States Federal Income Tax Consequences—Taxation of Stockholders—Taxation of Non-U.S. Stockholders—Backup Withholding."

        THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE AND THE COMPANY MAKES NO REPRESENTATION AS TO THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE SERIES I PREFERRED STOCK. THE PROPER TAX TREATMENT OF A BENEFICIAL OWNER OF SERIES I PREFERRED STOCK IS UNCERTAIN IN VARIOUS RESPECTS. ACCORDINGLY, EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE SERIES I PREFERRED STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

UNDERWRITING

        The underwriters named below have entered into an underwriting agreement with respect to the Series I Preferred Stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of Series I Preferred Stock indicated in the following table. Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Wells Fargo Securities, LLC	1,600,000
Citigroup Global Markets Inc.	1,600,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,600,000
UBS Securities LLC	1,600,000
Barclays Capital Inc.	440,000
Deutsche Bank Securities Inc.	440,000
J.P. Morgan Securities LLC	440,000
Mitsubishi UFJ Securities (USA), Inc.	80,000
PNC Capital Markets LLC	120,000
Scotia Capital (USA) Inc.	80,000

Total	8,000,000

        Under the terms of the underwriting agreement, the underwriters are committed, severally and not jointly, to take and pay for all of the shares of Series I Preferred Stock being offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

        The following table shows the per share and total public offering price, the underwriting discount and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' overallotment option.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$25.0000	$200,000,000	$230,000,000
Underwriting discounts	$0.7875	$6,300,000	$7,245,000
Proceeds, before expenses, to us	$24.2125	$193,700,000	$222,755,000

        The Company estimates that the total expenses of the offering, excluding the underwriting discount, will be approximately $500,000 and will be payable by the Company.

        We have granted an option to the underwriters to purchase up to 1,200,000 additional shares of Series I Preferred Stock at the public offering price appearing on the cover page of this prospectus supplement, less the underwriting discount, solely to cover overallotments, if any. To the extent this option is exercised, each underwriter will become obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of Series I Preferred Stock approximately proportionate to that underwriter's initial purchase commitment. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover overallotments, if any. If any additional Series I Preferred Stock are purchased, the underwriters will offer the additional shares of Series I Preferred Stock on the same terms as those on which the Series I Preferred Stock are being offered.

        Series I Preferred Stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Series I Preferred Stock sold by the underwriters to securities dealers may be sold at a discount of up to $0.50 per share from the initial public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $0.45 per share to other dealers. If all the Series I Preferred Stock are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms.

        We have agreed with the underwriters, subject to certain exceptions, not to offer, sell, contract to sell or otherwise dispose of any of our preferred shares or securities convertible into or exchangeable for preferred shares during the period from the date of this prospectus supplement continuing through the date 30 days after the date of this prospectus supplement, except with the prior written consent of the representatives.

        The Series I Preferred Stock is a new issue of securities with no established trading market. We intend to file an application to list the Series I Preferred Stock on the NYSE under the symbol "SLG PrI". If that application is approved, trading of the Series I Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series I Preferred Stock. We have been advised by the underwriters that they intend to make a market in the Series I Preferred Stock, but they are not obligated to do so and may discontinue market-making at any time without notice.

        In connection with the offering, the underwriters may purchase and sell Series I Preferred Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of Series I Preferred Stock than they are required to purchase in the offering. The underwriters must close out any short position by purchasing shares of Series I Preferred Stock in the open market and by exercising all or part of the overallotment option described in this prospectus supplement. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series I Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Series I Preferred Stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Series I Preferred Stock sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Series I Preferred Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Series I Preferred Stock. As a result, the price of the Series I Preferred Stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, including with respect to the amendments to our credit facility for which they received customary fees and expenses. Affiliates of Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC are lenders under our Credit Agreement, dated as of November 10, 2011, and may also be lenders on mortgage loans incurred by our subsidiaries.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of the Company. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, any of which could adversely affect future trading prices of the Series I Preferred Stock offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. Certain of the underwriters and/or their affiliates may hold shares of Series C Preferred Stock and may receive a portion of the net proceeds of this offering to the extent that such shares are redeemed by the Company.

European Economic Area

        In relation to each member state of the European Economic Area (each, a "Relevant Member State"), including each Relevant Member State that has implemented the 2010 PD Amending Directive with regard to persons to whom an offer of the Series I Preferred Stock is addressed and the denomination per note of the offer of the Series I Preferred Stock (each, an "Early Implementing Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), no offer of the Series I Preferred Stock will be made to the public in that Relevant Member State (other than offers (the "Permitted Public Offers") where a prospectus will be published in relation to the Series I Preferred Stock that has been approved by the competent authority in a Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive), except that with effect from and including that Relevant Implementation Date, offers of Series I Preferred Stock may be made to the public in that Relevant Member State at any time.

        (a)   to "qualified investors" as defined in the Prospectus Directive;

        (b)   to fewer than 100 (or, in the case of Early Implementing Member States, 150) natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

        (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive.

        Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any Series I Preferred Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any Series I Preferred Stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the Series I Preferred Stock acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of the such persons has been given to the offer or resale. In the case of any Series I Preferred Stock being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Series I Preferred Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Series I Preferred Stock to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

        The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any Series I Preferred Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer of any Series I Preferred Stock to be offered so as to enable an investor to decide to purchase any Series I Preferred Stock, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71 EC (and amendments thereto, including the 2010 PD Amending Directive, in the case of Early Implementing Member States) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors"(as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong

        The Series I Preferred Stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Series I Preferred Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Series I Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series I Preferred Stock may not be circulated or distributed, nor may the Series I Preferred Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Series I Preferred Stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Series I Preferred Stock under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

        The Series I Preferred Stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Series I Preferred Stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

 LEGAL MATTERS

        Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Ballard Spahr LLP, Baltimore, Maryland, will pass upon certain matters of Maryland law for us, including the validity of the Series I Preferred Stock offered hereby. Certain tax matters will be passed upon for us by Greenberg Traurig, LLP, New York, New York.

EXPERTS

        The consolidated financial statements of SL Green Realty Corp. and the consolidated financial statements of Rock-Green, Inc., each appearing in SL Green Realty Corp.'s Annual Report (Form 10-K) for the year ended December 31, 2011 (including schedules appearing therein), the consolidated financial statements of 1515 Broadway Realty Corp. appearing in SL Green Realty Corp.'s Annual Report (Form 10-K/A) for the year ended December 31, 2011, and the effectiveness of SL Green Realty Corp.'s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that we file with the Commission at the Commission's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an Internet website (http://www.sec.gov) that contains reports, proxy statements and information statements and other information regarding issuers that file electronically with the Commission. Our Commission filings are also available on our Internet website (http://www.slgreen.com). The information contained on or connected to our website is not, and you must not consider the information to be, a part of this prospectus supplement. Our securities are listed on the NYSE and all such material filed by us with the NYSE also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        We have filed with the Commission a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus are a part, under the Securities Act of 1933, with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information concerning our company and the securities offered hereby, reference is made to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

        The Commission allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement or any document that we file in the future with the Commission. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the Commission and all documents that we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including exhibits related thereto) or other applicable Commission rules, rather than filed) after the date of this prospectus supplement from their respective filing dates. These documents contain important information about us, our business and our finances.

Document	Period
Annual Report on Form 10-K (File No. 1-13199)	Year ended December 31, 2011

Document	Period
Amendment No. 1 to Annual Report on Form 10-K (File No. 1-13199)	Year ended December 31, 2011

Document	Period
Quarterly Report on Form 10-Q (File No. 1-13199)	Quarterly period ended March 31, 2012

Document	Filed
Current Reports on Forms 8-K and 8-K/A	January 9, 2012
(File No. 1-13199)	January 31, 2012
February 2, 2012
March 21, 2012
April 26, 2012
June 1, 2012
June 11, 2012
July 21, 2012
August 7, 2012

Document	Filed
Those portions of our Definitive Proxy Statement on Schedule 14A (File No. 1-13199) incorporated by reference into our Annual Report on Form 10-K for the Year ended December 31, 2011	April 30, 2012

PROSPECTUS

Common Stock, Preferred Stock, Debt Securities, Guarantees of Debt Securities, Depositary Shares Representing Preferred Stock and Warrants

         SL Green Realty Corp. may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

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  shares of common stock, par value $.01 per share;

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  shares of preferred stock, par value $.01 per share;

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  depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts;

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  warrants to purchase shares of common stock, preferred stock or depositary shares;

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  debt securities, including as a co-obligor of debt securities co-issued by Reckson Operating Partnership and/or SL Green Operating Partnership; or

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  guarantees of debt securities.

         Reckson Operating Partnership, L.P., or Reckson Operating Partnership, may from time to time offer, in one or more series:

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  debt securities, including as a co-obligor of debt securities co-issued by SL Green Realty Corp. and/or SL Green Operating Partnership; or

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  guarantees of debt securities.

         SL Green Operating Partnership, L.P., or SL Green Operating Partnership, may from time to time offer, in one or more series:

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  debt securities, including as a co-obligor of debt securities co-issued by Reckson Operating Partnership and/or SL Green Realty Corp.; or

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  guarantees of debt securities.

         In addition, selling stockholders to be named in a prospectus supplement may offer shares of SL Green Realty Corp.'s common stock from time to time. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered.

         We refer to the common stock, preferred stock, guarantees, depositary shares, warrants and debt securities collectively as the "securities" in this prospectus.

         This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

         These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents, dealers or underwriters involved in the sale of the securities. See "Plan of Distribution" beginning on page 50 for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

         SL Green Realty Corp.'s common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "SLG." On June 16, 2011 the closing sale price of SL Green Realty Corp.'s common stock on the NYSE was $81.13 per share. SL Green Realty Corp.'s 7.625% Series C cumulative redeemable preferred stock, liquidation preference $25.00 per share, is listed on the NYSE under the symbol "SLGPrC." On June 16, 2011, the closing sale price of SL Green Realty Corp.'s 7.625% Series C cumulative redeemable preferred stock on the NYSE was $25.29 per share. SL Green Realty Corp.'s 7.875% Series D cumulative redeemable preferred stock, liquidation preference $25.00 per share, is listed on the NYSE under the symbol "SLGPrD." On June 16, 2011, the closing sale price of SL Green Realty Corp.'s 7.875% Series D cumulative redeemable preferred stock on the NYSE was $25.64 per share.

         See "Risk Factors" on page 3 of this prospectus for a description of risk factors that should be considered by purchasers of the securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2011.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, in accordance with General Instruction I.D. of Form S-3, using a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf process, we and/or the selling stockholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or the selling stockholders may offer. Each time we and/or the selling stockholders sell securities, we and/or the selling stockholders will provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement may also add, update or change information contained in this prospectus.

        This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information; Incorporation by Reference" below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        As used in this prospectus, unless otherwise stated or the context otherwise requires, the terms "we," "us," "our" and "our company" refer to SL Green Realty Corp., all entities owned or controlled by SL Green Realty Corp., including SL Green Operating Partnership and Reckson Operating Partnership. In addition, the term "properties" means those which we directly own by holding fee title, leasehold or otherwise or indirectly own, in whole or in part, by holding interests in entities that own such properties.

ii

INFORMATION ABOUT SL GREEN REALTY CORP.

        We are a self-managed real estate investment trust, or REIT, with in-house capabilities in property management, acquisitions, financing, development, construction and leasing. We were formed in June 1997 for the purpose of continuing the commercial real estate business of S.L. Green Properties, Inc., our predecessor entity. S.L. Green Properties, Inc., which was founded in 1980 by Stephen L. Green, our Chairman, had been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan. We began trading on the NYSE on August 15, 1997 under the symbol "SLG."

        As of March 31, 2011, we (inclusive of Reckson Operating Partnership) owned the following interests in commercial office properties in the New York Metropolitan area, primarily in midtown Manhattan. Our investments in the New York Metropolitan area also include investments in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey, which are collectively known as the Suburban assets:

Location	Ownership	Number of Properties	Square Feet	Weighted Average Occupancy(1)
Manhattan	Consolidated properties	23	15,601,945	92.0%
	Unconsolidated properties	7	6,722,515	96.4%
Suburban	Consolidated properties	25	3,863,000	80.7%
	Unconsolidated properties	6	2,941,700	93.7%

		61	29,129,160	91.7%

(1)
The weighted average occupancy represents the total leased square feet divided by total available rentable square feet.

        As of March 31, 2011, our Manhattan properties (inclusive of Reckson Operating Partnership) were comprised of: fee ownership (23 properties), including ownership in condominium units, and leasehold ownership (seven properties). As of March 31, 2011, our Suburban properties (inclusive of Reckson Operating Partnership) were comprised of fee ownership (30 properties) and leasehold ownership (one property). We refer to our Manhattan and Suburban office properties collectively as our portfolio.

        As of March 31, 2011, we (inclusive of Reckson Operating Partnership) also owned investments in nine retail properties encompassing approximately 334,782 square feet, six development properties encompassing approximately 1,277,521 square feet and three land interests. In addition, as of March 31, 2011, we managed four office properties owned by third parties and affiliated companies encompassing approximately 1.3 million rentable square feet. As of March 31, 2011, we held approximately $579.3 million of debt and preferred equity investments.

        Our principal corporate offices are located in midtown Manhattan at 420 Lexington Avenue, New York, New York 10170. As of December 31, 2010, our corporate staff consisted of approximately 250 persons, including 190 professionals experienced in all aspects of commercial real estate. We can be contacted at (212) 594-2700. We maintain a website at www.slgreen.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be, a part of this prospectus.

 INFORMATION ABOUT SL GREEN OPERATING PARTNERSHIP, L.P.

        Substantially all of our assets (including Reckson Operating Partnership) are held by, and our operations are conducted through, our operating partnership, SL Green Operating Partnership. SL Green Realty Corp. is the sole general partner of SL Green Operating Partnership. As of March 31, 2011, SL Green Realty Corp. owned approximately 97.7% of the economic interests in SL Green Operating Partnership and minority investors held, in the aggregate, an approximately 2.3% limited partnership interest in SL Green Operating Partnership.

INFORMATION ABOUT RECKSON OPERATING PARTNERSHIP, L.P.

        Reckson Operating Partnership is engaged in the ownership, management and operation of commercial real estate properties, principally office properties, and also owns land for future development located in the New York Metropolitan area.

        Reckson Operating Partnership commenced operations on June 2, 1995. Wyoming Acquisition GP LLC, or WAGP, a wholly-owned subsidiary of SL Green Operating Partnership, is the sole general partner of Reckson Operating Partnership. The sole limited partner of Reckson Operating Partnership is SL Green Operating Partnership.

        On January 25, 2007, SL Green Realty Corp. completed the acquisition of all of the outstanding shares of common stock of Reckson Associates Realty Corp., or RARC, which preceded WAGP as the sole general partner of Reckson Operating Partnership until November 15, 2007.

        As of March 31, 2011, Reckson Operating Partnership owned the following interests in commercial office properties in the New York Metropolitan area, primarily in midtown Manhattan. Reckson Operating Partnership's investments in the New York Metropolitan area also include investments in Queens, Westchester County and Connecticut, which are collectively known as Reckson Operating Partnership's Suburban assets. The interests of Reckson Operating Partnership in these properties are included in the table of our properties in "Information About SL Green Realty Corp." above.

Location	Ownership	Number of Properties	Square Feet	Weighted Average Occupancy(1)
Manhattan	Consolidated properties	4	3,770,000	94.6%
Suburban	Consolidated properties	16	2,642,100	82.5%
	Unconsolidated properties	1	1,402,000	100.0%

		21	7,814,100	91.5%

(1)
The weighted average occupancy represents the total leased square feet divided by total available rentable square fee.

        As of March 31, 2011, Reckson Operating Partnership's inventory of development parcels aggregated approximately 81 acres of land in four separate parcels on which it can, based on estimates at March 31, 2011, develop approximately 1.1 million square feet of office space and in which it had invested approximately $66.4 million. In addition, as of March 31, 2011, Reckson Operating Partnership also held approximately $2.5 million of debt investments. At March 31, 2011, Reckson Operating Partnership also owned one development property encompassing approximately 36,800 square feet.

 RISK FACTORS

        Investing in our securities involves risks. You should carefully consider the risks and uncertainties described under the heading "Risk Factors" included in (i) SL Green Realty Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, (ii) Reckson Operating Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, (iii) SL Green Operating Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and (iv) the other information contained in this document, in an applicable prospectus supplement or incorporated by reference herein or therein, before purchasing any of our securities. See "Where You Can Find More Information; Incorporation by Reference" in this prospectus. These risks are not the only ones faced by us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. In connection with the forward-looking statements that appear in this prospectus, you should carefully review the factors referred to above and the cautionary statements referred to in "Forward-Looking Statements May Prove Inaccurate" beginning on page 4 of this prospectus. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described above and in the documents incorporated herein by reference.

 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

        This prospectus and the documents incorporated herein by reference include certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated herein by reference that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

        Forward-looking statements are not guarantees of future performance and actual results or developments may materially differ, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

        Forward-looking statements contained in this prospectus and the documents incorporated herein by reference are subject to a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. These risks and uncertainties include:

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  the effect of the credit crisis on general economic, business and financial conditions, and on the New York Metropolitan area real estate market in particular;

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  dependence upon certain geographic markets;

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  risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns;

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  risks relating to structured finance investments;

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  availability and creditworthiness of prospective tenants and borrowers;

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  bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

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  adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space;

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  availability of capital (debt and equity);

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  unanticipated increases in financing and other costs, including a rise in interest rates;

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  our or our subsidiaries' (including SL Green Operating Partnership and Reckson Operating Partnership) ability to comply with financial covenants in our debt instruments;

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  SL Green Realty Corp.'s ability to maintain its status as a REIT for federal income tax purposes, SL Green Operating Partnership's ability to satisfy the rules in order for it to qualify as a partnership for federal income tax purposes, the ability of certain of SL Green Realty Corp.'s subsidiaries to qualify as REITs and certain of SL Green Realty Corp.'s subsidiaries to qualify as taxable REIT subsidiaries for federal income tax purposes and the ability of SL Green Realty Corp.'s subsidiaries (including SL Green Operating Partnership and Reckson Operating Partnership) to operate effectively within the limitations imposed by these rules;

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  risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations;

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  the continuing threat of terrorist attacks, in particular in the New York Metropolitan area and on our tenants;

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  our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and

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  legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

        Other factors and risks to our business, many of which are beyond our control, are described in our filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to contribute the net proceeds from the sale of the securities offered hereby (other than debt securities of Reckson Operating Partnership and SL Green Operating Partnership) to SL Green Operating Partnership, which would use such net proceeds for general corporate purposes and working capital, which may include the repayment of existing indebtedness, new investment opportunities, the development or acquisition of additional properties (including through the acquisition of individual properties, portfolios and companies) as suitable opportunities arise and the renovation, expansion and improvement of our existing properties. Unless otherwise specified in the applicable prospectus supplement, Reckson Operating Partnership and SL Green Operating Partnership intend to use the net proceeds from the sale of debt securities offered hereby for general corporate purposes and working capital, which may include the repayment of existing indebtedness, new investment opportunities, the development or acquisition of additional properties (including through the acquisition of individual properties, portfolios and companies) as suitable opportunities arise and the renovation, expansion and improvement of our existing properties. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling stockholder. Further details relating to the use of the net proceeds from any particular offering of securities will be set forth in the applicable prospectus supplement.

 RATIOS OF EARNINGS TO FIXED CHARGES

        The following table shows the ratios of earnings to fixed charges for SL Green Realty Corp., Reckson Operating Partnership and SL Green Operating Partnership, respectively:

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Year Ended December 31,
			2010	2009	2008	2007	2006
SL Green Realty Corp.	3.17x	1.39x	3.61x	1.28x	2.67x	1.55x	2.14x
Reckson Operating Partnership	2.21x	2.08x	1.78x	1.58x	1.74x	1.36x	0.27x
SL Green Operating Partnership	3.17x	1.39x	3.61x	1.28x	2.67x	1.55x	2.14x

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For the purpose of calculating the ratios, the earnings have been calculated by adding fixed charges to income or loss from continuing operations before adjustment for non-controlling interests plus distributions from unconsolidated joint ventures, excluding gains or losses from sale of property, loss on equity investment and marketable securities and the cumulative effect of changes in accounting principles. Fixed charges consist of all interest, whether expensed or capitalized, including the amortization of debt issuance costs and rental expense deemed to represent interest expense. With respect to Reckson Operating Partnership, the above ratios were calculated in accordance with Item 503 of Regulation S-K. As a result, all years prior to 2008 have been restated to exclude income from discontinued operations. Excluding the costs associated with SL Green Realty Corp.'s acquisition of all of the outstanding shares of common stock of RARC, the 2007 and 2006 ratios would have been 1.46x and 0.75x, respectively. For the year ended December 31, 2006, fixed charges of Reckson Operating Partnership exceeded earnings by $87.3 million.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED DIVIDENDS AND DISTRIBUTIONS

        The following table shows the ratios of earnings to combined fixed charges and preferred dividends and distributions for SL Green Realty Corp.:

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	Year Ended December 31,
			2010	2009	2008	2007	2006
SL Green Realty Corp.	2.93x	1.28x	3.27x	1.21x	2.54x	1.50x	1.88x

        The ratios of earnings to combined fixed charges and preferred dividends and distributions were computed by dividing earnings by fixed charges. For the purpose of calculating the ratios, the earnings have been calculated by adding fixed charges to income or loss from continuing operations before adjustment for noncontrolling interests plus distributions from unconsolidated joint ventures, excluding gains or losses from sale of property, loss on equity investment and marketable securities and the cumulative effect of changes in accounting principles. Fixed charges and preferred stock dividends for SL Green Realty Corp. consist of interest expense including the amortization of debt issuance costs, rental expense deemed to represent interest expense and preferred dividends paid on its 7.625% Series C and its 7.875% Series D cumulative redeemable preferred stock.

 DESCRIPTION OF COMMON STOCK

        The following description of the terms of SL Green Realty Corp.'s common stock is only a summary. This description is subject to, and qualified in its entirety by reference to, SL Green Realty Corp.'s charter and bylaws, each as amended, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the Maryland General Corporation Law, or MGCL. The terms "we," "us" and "our" as such terms are used in the following description of common stock refer to SL Green Realty Corp. unless the context requires otherwise.

General

        Our charter provides that we may issue up to 160,000,000 shares of common stock, $.01 par value per share. Subject to the provisions of the charter regarding excess stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of this stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors. As of May 31, 2011, there were 83,859,934 shares of common stock outstanding. In addition, as of May 31, 2011, there were 1,237,237 shares of our common stock underlying options granted under our equity compensation plans and 3,490,827 shares of common stock reserved and available for future issuance under our equity compensation plans, 1,911,650 shares of our common stock issuable upon redemption of SL Green Operating Partnership's units of limited partnership interest, an aggregate of 732,470 and 4,020,510 shares of our common stock issuable upon exchange of SL Green Operating Partnership's outstanding 3.00% Exchangeable Senior Notes due 2027 and 3.00% Exchangeable Senior Notes due 2017, respectively, and an aggregate of 5,089 shares of our common stock issuable upon exchange of Reckson Operating Partnership's outstanding 4.00% Exchangeable Senior Debentures due 2025, in each case assuming full redemption or exchange, as the case may be, for shares of our common stock.

        All shares of common stock offered hereby have been duly authorized, and, when issued in exchange for the consideration therefor, will be fully paid and nonassessable. Subject to the preferential rights of any other shares or series of stock and to the provisions of the charter regarding excess stock, holders of shares of common stock are entitled to receive dividends on this stock if, as and when authorized by our board of directors out of assets legally available therefor and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of the charter regarding excess stock, shares of common stock will have equal dividend, liquidation and other rights.

Provisions of Our Charter

        Our charter authorizes our board of directors to reclassify any unissued shares of common stock into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

        Our board of directors is divided into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes serving staggered terms. At each annual meeting of stockholders, the class of directors to be elected at the meeting will be elected for a three-year term and the directors in the other two classes will continue in office. We believe that classified directors will help to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors. The use of a staggered board may delay or defer a change in control of our company or removal of incumbent management.

        Our charter also provides that, except for any directors who may be elected by holders of a class or series of capital stock other than our common stock, directors may be removed only for cause and only by the affirmative vote of stockholders holding at least a majority of all the votes entitled to be cast generally for the election of directors. Vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors.

        On February 19, 2010, we adopted a policy on majority voting in the election of directors. Pursuant to this policy, in an uncontested election of directors, any nominee who receives a greater number of votes withheld from his or her election than votes for his or her election will, within ten business days following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will consider the resignation and, within 60 days following the date of the stockholders' meeting at which the election occurred, will make a recommendation to our board of directors concerning the acceptance or rejection of the resignation.

        Under the policy, our board of directors will take formal action on the recommendation no later than 90 days following the date of the stockholders' meeting. In considering the recommendation, our board of directors will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and such additional factors, information and alternatives as the board deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the board of director's decision within four business days after the decision is made. Our board of directors also will provide, if applicable, its reason or reasons for rejecting the tendered resignation.

Restrictions on Ownership

        For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, which we refer to as the Code, not more than 50% in value of our outstanding common stock may be owned, directly or indirectly, by five or fewer individuals, according to the definition in the Code, during the last half of a taxable year and the common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To satisfy the above ownership requirements and other requirements for qualification as a REIT, our board of directors has adopted, and the stockholders prior to the initial public offering approved, provisions in our charter restricting the ownership or acquisition of shares of our capital stock. See "Restrictions on Ownership of Capital Stock" beginning on page 29 of this prospectus.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is The Bank of New York Mellon.

DESCRIPTION OF PREFERRED STOCK

        The following description of the terms of SL Green Realty Corp.'s preferred stock is only a summary. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. This description and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to SL Green Realty Corp.'s charter, which includes the articles supplementary relating to each series of preferred stock, and SL Green Realty Corp.'s bylaws, as amended, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the MGCL. The terms "we," "us" and "our" as such terms are used in the following description of preferred stock refer to SL Green Realty Corp. unless the context requires otherwise.

General

        Our charter provides that we may issue up to 25,000,000 shares of preferred stock, $.01 par value per share. As of March 31, 2011 there were 15,700,000 shares of preferred stock outstanding, consisting of 11,700,000 shares of 7.625% Series C cumulative redeemable preferred stock and 4,000,000 shares of 7.875% Series D cumulative redeemable preferred stock. A description of our 7.625% Series C cumulative redeemable preferred stock and our 7.875% Series D cumulative redeemable preferred stock is set forth in our registration statements on Form 8-A and 8-A/A, respectively, filed with the SEC on December 10, 2003 and July 14, 2004, respectively, each of which is incorporated herein by reference.

        The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws and any applicable articles supplementary designating terms of a series of preferred stock.

        The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Our board of directors could establish another series of preferred stock that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof. Management believes that the availability of preferred stock will provide us with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.

Terms

        Subject to the limitations prescribed by our charter, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board of directors. The preferred stock will, when issued in exchange for the consideration therefor, be fully paid and nonassessible by us and will have no preemptive rights.

        Reference is made to the prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:

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  The title and stated value of the preferred stock;

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  The number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

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  The dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

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  The date from which dividends on the preferred stock shall accumulate, if applicable;

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  The procedures for any auction and remarketing, if any, for the preferred stock;

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  The provision for a sinking fund, if any, for the preferred stock;

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  The provision for redemption, if applicable, of the preferred stock;

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  Any listing of the preferred stock on any securities exchange;

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  The terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our common stock, including the conversion price or manner of calculation thereof;

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  The relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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  Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of our company as a REIT;

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  A discussion of federal income tax considerations applicable to the preferred stock; and

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  Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank:

          (a)   senior to all classes or series of common stock and to all equity securities issued by us the terms of which provide that the equity securities shall rank junior to the preferred stock;

          (b)   on a parity with all equity securities issued by us other than those referred to in clauses (a) and (c); and

          (c)   junior to all equity securities issued by us which the terms of the preferred stock provide will rank senior to it. The term "equity securities" does not include convertible debt securities.

Dividends

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will have the rights with respect to payment of dividends set forth below.

        Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends in the amounts and on the dates as will be set forth in, or pursuant to, the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our share transfer books on the record dates as shall be fixed by our board of directors.

        Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the related dividend period and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on such series of preferred stock are declared payable on any future dividend payment date.

        If preferred stock of any series is outstanding, no full dividends will be declared or paid or set apart for payment on any of our capital stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless:

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  if such series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment for all past dividend periods; or

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  if such series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment on the preferred stock of such series.

        When dividends are not paid in full or a sum sufficient for the full payment is not so set apart upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon the preferred stock of such series and any other series of preferred stock ranking on a parity as to dividends with the preferred stock shall be declared pro rata so that the amount of dividends declared per share of preferred stock of such series and the other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of such series and the other series of preferred stock which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock, does not have a cumulative dividend, bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of the series which may be in arrears.

        Except as provided in the immediately preceding paragraph, unless (a) if a series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, and (b) if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends, other than in shares of common stock or other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation, shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation, nor shall any shares of common stock, or any other of our capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration or any moneys be paid to or made available for a sinking fund for the redemption of any of the shares by us except:

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  by conversion into or exchange for other of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation; or

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  redemptions for the purpose of preserving our status as a REIT.

Redemption

        If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

        The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon which shall not, if the preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our capital stock, the terms of the preferred stock may provide that, if no capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock shall automatically and mandatorily be converted into the applicable capital stock of our company pursuant to conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, unless (a) if a series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of such series of preferred stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, and (b) if a series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any series of preferred stock ranking junior to, or on parity with, such series shall be redeemed unless all outstanding preferred stock of such series is simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred stock of such series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series. In addition, unless (x) if a series of preferred stock has a cumulative dividend, full cumulative dividends on such series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, and (y) if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire, directly or indirectly, any shares of preferred stock ranking junior to, or on parity with, such series except by conversion into or exchange for our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred stock of such series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by us and the shares may be redeemed pro rata from the holders of record of the shares in proportion to the number of the shares held or for which redemption is requested by the holder, with adjustments to avoid redemption of fractional shares, or by lot in a manner determined by us.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on our share transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and series of the preferred stock to be redeemed;

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  the redemption price;

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  the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

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  the date upon which the holder's conversion rights, if any, as to the shares shall terminate.

        If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if the funds necessary for the redemption have been set aide by us in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accumulate on the preferred stock, and all rights of the holders of the preferred stock will terminate, except the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock of such series in the distribution of assets upon any liquidation, dissolution or winding up of our company, the holders of the preferred stock shall be entitled to receive out of our assets of our company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share that is set forth in the applicable prospectus supplement, plus an amount equal to all dividends accumulated and unpaid thereon, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no rights or claim to any of our remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock of such series and the corresponding amounts payable on all shares of other classes or series of capital stock of our company ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all such other classes or series of capital stock shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        Our consolidation or merger with or into any other entity, or the merger of another entity with or into our company, or a statutory share exchange by us, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our company.

Voting Rights

        Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise indicated in the applicable prospectus supplement.

        Whenever dividends on any series of preferred stock shall be in arrears for six or more quarterly periods, the holders of the preferred stock, voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors of our company at a special meeting called by the holders of record of at least ten percent of any series of preferred stock so in arrears, unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, or at the next annual meeting of stockholders, and at each subsequent annual meeting until (a) if such series of preferred stock has a cumulative dividend, all dividends accumulated on these shares of preferred stock for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (b) if such series of preferred stock does not have a cumulative dividend, four quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In these cases, the entire board of directors will be increased by two directors, to be elected by the holders of such series of preferred stock, voting together as a single class with the holders of all other classes of preferred stock ranking on a parity with the holders of such series and upon which like voting rights have been conferred.

        Unless provided otherwise for any series of preferred stock, so long as any shares of the preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of such series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting with such series voting separately as a class:

          (a)   authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our company, or reclassify any of our authorized capital stock into such series of preferred stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of such series of preferred stock; or

          (b)   amend, alter or repeal the provisions of the charter or the articles supplementary for such series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders thereof;

        provided, however, with respect to the occurrence of any of the events set forth in (b) above, so long as such series of preferred stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an event we may not be the surviving entity, the occurrence of any similar event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of such series of preferred stock; and provided, further, that (x) any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or (y) any increase in the amount of authorized shares of such series of preferred stock or any other series of preferred stock in each case ranking on a parity with or junior to the preferred stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our company, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote or consent would otherwise be required shall be effected, all outstanding shares of such series of preferred stock shall have been converted, redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect the redemption.

Conversion Rights

        The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of our preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred stock.

Stockholder Liability

        Applicable Maryland law provides that no stockholder, including holders of preferred stock, shall be personally liable for our acts and obligations solely as a result of his or her status as a stockholder and that our funds and property shall be the only recourse for these acts or obligations.

Restrictions on Ownership

        As discussed below under "Restrictions on Ownership of Capital Stock," for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year. An individual for these purposes is defined by the federal income tax laws pertaining to REITs. The application of the Code restrictions on stock ownership is very complex. Therefore, the articles supplementary for each series of preferred stock may contain provisions restricting the ownership and transfer of such series of preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.

Transfer Agent and Registrar

        The transfer agent and registrar for the preferred stock is The Bank of New York Mellon.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of the terms of the depositary shares is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement, SL Green Realty Corp.'s charter and the form of articles supplementary for the applicable series of preferred stock. The terms "we," "us" and "our" as such terms are used in the following description of depository shares refer to SL Green Realty Corp. unless the context requires otherwise.

General

        We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement among our company, the depositary named therein and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by our company for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with our company) that it is not feasible to make such distribution, in which case the depositary may (with the approval of our company) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

        No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into excess stock.

Liquidation Preference

        In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the prospectus supplement.

Redemption

        If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

        Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between our company and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

        The deposit agreement will be permitted to be terminated by our company upon not less than 30 days prior written notice to the applicable depositary if (a) such termination is necessary to preserve our status as a REIT or (b) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (x) all outstanding depositary shares thereunder shall have been redeemed, (y) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (z) each share of the related preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred stock.

        Neither the depositary nor our company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of our company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

        In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and our company, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from our company.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

Restrictions on Ownership

        The deposit agreement or the designating articles supplementary for the series of preferred stock represented by such depositary shares, or both, may contain provisions restricting the ownership and transfer of the depositary shares. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock represented by such depositary shares. See "Restrictions on Ownership of Capital Stock."

Federal Income Tax Consequences

        Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. In addition, (a) no gain or loss will be recognized for federal income tax purpose upon the withdrawal of preferred stock to an exchange owner of depositary shares, (b) the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor and (c) the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

 DESCRIPTION OF WARRANTS

        The following description of the terms of the warrants is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement. The terms "we," "us" and "our" as such terms are used in the following description of warrants refer to SL Green Realty Corp. unless the context requires otherwise.

        We may issue warrants for the purchase of common stock, preferred stock or depositary shares and may issue warrants independently or together with common stock, preferred stock, depositary shares or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

        The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the type and number of securities purchasable upon exercise of such warrants;

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  the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

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  the date, if any, on and after which such warrants and the related securities will be separately transferable;

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  the price at which each security purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the minimum or maximum amount of such warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  any anti-dilution protection;

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  a discussion of certain federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

DESCRIPTION OF DEBT SECURITIES

        The following description of the terms of the debt securities of SL Green Realty Corp., Reckson Operating Partnership and SL Green Operating Partnership and the respective indentures is only a summary. This description and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to the applicable indentures, the forms of which are filed as exhibits to the registration statement of which this prospectus is a part.

        We may offer secured or unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible or exchangeable into another security. The debt securities may be issued by SL Green Realty Corp., SL Green Operating Partnership and Reckson Operating Partnership, individually or as co-obligors. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under one of the indentures to be entered into between SL Green Realty Corp., Reckson Operating Partnership and/or SL Green Operating Partnership, as applicable, and The Bank of New York Mellon. Forms of the indentures related to the issuance of debt securities by SL Green Realty Corp., SL Green Operating Partnership and/or Reckson Operating Partnership, individually and as co-obligors, are attached as exhibits to the registration statement of which this prospectus forms a part.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement.

        The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the applicable indenture by the Trust Indenture Act of 1939, or TIA. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and supplemental indenture, if any, in their entirety before investing in our debt securities.

        The aggregate principal amount of debt securities that may be issued under the respective indentures is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

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  the issuer or co-obligors of such debt securities;

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  the guarantors of each series, if any, and the terms of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

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  the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

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  whether the debt securities will be senior, subordinated or junior subordinated;

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  whether the debt securities will be secured or unsecured;

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  any applicable subordination provisions;

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  the maturity date(s) or method for determining same;

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  the interest rate(s) or the method for determining same;

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  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

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  whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

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  redemption or early repayment provisions;

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  authorized denominations;

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  form;

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  if other than the principal amount, the principal amount of debt securities payable upon acceleration;

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  place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

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  whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

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  amount of discount or premium, if any, with which such debt securities will be issued;

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  any covenants applicable to the particular debt securities being issued;

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  any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

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  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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  the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the issuer or co-obligors, as the case may be, can select the payment currency;

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  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

  •
  any restriction or conditions on the transferability of the debt securities;

  •
  the securities exchange(s) on which the debt securities will be listed, if any;

  •
  whether any underwriter(s) will act as a market maker(s) for the debt securities;

  •
  the extent to which a secondary market for the debt securities is expected to develop;

  •
  provisions granting special rights to holders of the debt securities upon occurrence of specified events;

  •
  additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

  •
  additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

  •
  any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series debt securities).

General

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

        We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of U.S. $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indentures and the corresponding debt securities shall be construed in accordance with and governed by the laws of the State of New York.

 DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

        SL Green Realty Corp., Reckson Operating Partnership and/or SL Green Operating Partnership may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities issued by SL Green Realty Corp., Reckson Operating Partnership and/or SL Green Operating Partnership, as the case may be, whether at maturity, by acceleration, redemption or repayment or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture.

 CERTAIN ANTI-TAKEOVER PROVISIONS OF MARYLAND LAW

        The following summary of certain anti-takeover provisions of Maryland law does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and SL Green Realty Corp.'s charter and bylaws, each as amended. The terms "we," "us" and "our" as such terms are used in the following summary refer to SL Green Realty Corp. unless the context requires otherwise.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or transfer of equity securities or reclassification of equity securities) between a Maryland corporation and any person who beneficially, directly or indirectly, owns 10% or more of the voting power of the corporation or an affiliate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation, referred to as an interested stockholder, or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of voting stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the Maryland corporation law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the Maryland corporation law do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.

        Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it. However, pursuant to the statute, our board of directors has by resolution opted out of these provisions of the Maryland corporation law and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any interested stockholder of our company. As a result, anyone who later becomes an interested stockholder may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute. However, no assurances can be given that such resolution will not be modified, amended or revoked in the future or that the provisions of the MGCL relative to business combinations will not be reinstated or again become applicable to us.

Control Share Acquisitions

        The MGCL provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights with respect to the control shares except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror, directly or indirectly, to exercise or direct the exercise of, voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition, directly or indirectly, of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any holder of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of the directors;

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  a majority requirement for the calling of a special meeting of stockholders.

        Our bylaws provide, and we have elected to be subject to the provision of Subtitle 8 that requires, that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred. Through provisions in our charter unrelated to Subtitle 8, we also (a) have a classified board and (b) vest in the board the exclusive power to fix the number of directorships.

Anti-Takeover Effect of Certain Provisions of Maryland Law

        The business combination provisions, the control share acquisition provisions and Subtitle 8 of the MGCL could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of securities or otherwise be in their best interests.

RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK

        The terms "we," "us" and "our" as such terms are used in the following summary of certain provisions of the charter of SL Green Realty Corp. relating to restrictions on ownership of capital stock refer to SL Green Realty Corp. unless the context requires otherwise.

Excess Stock

        Our charter provides that we may issue up to 75,000,000 shares of excess stock, par value $.01 per share. For a description of excess stock, see "—Restrictions on Ownership" below.

Restrictions on Ownership

        For us to qualify as a REIT under the Code, among other things, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year, other than the first year, and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, other than the first year, or during a proportionate part of a shorter taxable year. Pursuant to the Code, common stock held by specific types of entities, such as pension trusts qualifying under Section 401(a) of the Code, United States investment companies registered under the Investment Company Act of 1940, as amended, partnerships, trusts and corporations, will be attributed to the beneficial owners of these entities for purposes of the five or fewer requirement. Generally, for the purposes of restrictions on ownership, the beneficial owners of these entities will be counted as our stockholders.

        In order to protect us against the risk of losing our status as a REIT due to a concentration of ownership among our stockholders, our charter, subject to exceptions, provides that no stockholder may own, or be deemed to own by virtue of certain attribution provisions of the Code, more than 9.0%, which we refer to as the "Ownership Limit," of the lesser of the aggregate number or value of our outstanding shares of common stock. Limitations on the ownership of preferred stock may also be imposed by us. See "Description of Preferred Stock—Restrictions on Ownership" beginning on page 16 of this prospectus. Any direct or indirect ownership of shares of stock in excess of the Ownership Limit or that would result in our disqualification as a REIT, including any transfer that results in shares of capital stock being owned by fewer than 100 persons or results in our being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. Our board of directors may, in its sole discretion, waive the Ownership Limit if evidence satisfactory to the board of directors and our tax counsel is presented that the changes in ownership will not then or in the future jeopardize our REIT status and our board of directors otherwise decides that this action is in our best interest.

        Shares of capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit will automatically be converted into shares of excess stock that will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations described in Section 170(b)(1)(A) and 170(c) of the Code. The trustee of the trust will be deemed to own the excess stock for the benefit of the charitable beneficiary on the date of the violative transfer to the original transferee-stockholder. Any dividend or distribution paid to the original transferee-stockholder of excess stock prior to the discovery by us that capital stock has been transferred in violation of the provisions of our charter shall be repaid to the trustee upon demand. Any dividend or distribution authorized and declared but unpaid shall be rescinded as void from the beginning with respect to the original transferee-stockholder and shall instead be paid to the trustee of the trust for the benefit of the charitable beneficiary. Any vote cast by an original transferee-stockholder of shares of capital stock constituting excess stock prior to the discovery by us that shares of capital stock have been transferred in violation of the provisions of the charter shall be rescinded as void from the beginning. While the excess stock is held in trust, the original transferee-stockholder will be deemed to have given an irrevocable proxy to the trustee to vote the capital stock for the benefit of the charitable beneficiary. The trustee of the trust may transfer the interest in the trust representing the excess stock to any person whose ownership of the shares of capital stock converted into this excess stock would be permitted under the Ownership Limit. If this transfer is made, the interest of the charitable beneficiary shall terminate and the proceeds of the sale shall be payable to the original transferee-stockholder and to the charitable beneficiary as described herein. The original transferee-stockholder shall receive the lesser of (a) the price paid by the original transferee-stockholder for the shares of capital stock that were converted into excess stock or, if the original transferee-stockholder did not give value for the shares, the average closing price for the class of shares from which the shares of capital stock were converted for the ten trading days immediately preceding the sale or gift, and (b) the price received by the trustee from the sale or other disposition of the excess stock held in trust. The trustee may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of excess stock which have been paid to the original transferee-stockholder and are owed by the original transferee-stockholder to the trustee. Any proceeds in excess of the amount payable to the original transferee-stockholder shall be paid by the trustee to the charitable beneficiary. Any liquidation distributions relating to excess stock shall be distributed, with respect to excess stock converted from preferred stock, ratably with each other holder of preferred stock of the same class or excess stock converted from preferred stock of the same class, and with respect to excess stock converted from common stock, ratably with each other holder of common stock or excess stock converted from common stock. The liquidation distributions allocated to a share of excess stock will be distributed in the same manner as proceeds from a sale of such share of excess stock would be distributed. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulations, then the original transferee-stockholder of any shares of excess stock may be deemed, at our option, to have acted as an agent on behalf of us in acquiring the shares of excess stock and to hold the shares of excess stock on our behalf.

        Shares of excess stock shall be deemed to have been offered to the corporation or its designee for 90 days at a price per share payable to the purported transferee equal to the lesser of (a) the price per share in the transaction that created the excess shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) or (b) the market price of the common stock or preferred stock which was converted into such excess stock on the date the corporation or its designee accepts the offer. We may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of excess stock which have been paid to the original transferee-stockholder and are owed by the original transferee-stockholder to the trustee. We may pay the amount of the reductions to the trustee for the benefit of the charitable beneficiary. The 90-day period begins on the later date of which notice is received of the violative transfer if the original transferee-stockholder gives notice to us of the transfer or, if no notice is given, the date the board of directors determines that a violative transfer has been made.

        These restrictions will not preclude settlement of transactions through the NYSE.

        All certificates representing shares of stock will bear a legend referring to the restrictions described above.

        Each stockholder shall upon demand be required to disclose to us in writing any information with respect to the direct, indirect and constructive ownership of capital stock of our company as the board of directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

        The Ownership Limit and the other provisions of the charter of SL Green Realty Corp. summarized above may have the effect of delaying, deferring or preventing a change in control of our company unless the board of directors determines that maintenance of REIT status is no longer in the best interest of our company.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The terms "we," "us" and "our" as such terms are used in the following summary refer to SL Green Realty Corp. unless the context requires otherwise.

        The following discussion summarizes the material United States federal income tax consequences that are generally applicable to prospective holders of the offered securities. The specific tax consequences of owning the offered securities will vary depending on the circumstances of a particular stockholder or noteholder. The discussion contained herein does not address all aspects of federal income taxation that may be relevant to particular holders. Therefore, we strongly recommend that stockholders and noteholders review the following discussion and then consult with a tax advisor to determine the anticipated tax consequences of owning the offered securities.

        The information in this section and the opinions of Greenberg Traurig, LLP are based on the Code, existing and proposed Treasury regulations thereunder, current administrative interpretations and court decisions. We cannot assume that future legislation, Treasury regulations, administrative interpretations and court decisions will not significantly change current law or affect existing interpretations of current law in a manner which is adverse to stockholders or noteholders. Any such change could apply retroactively to transactions preceding the date of change. We cannot assume that the opinions and statements set forth herein, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

        This summary does not discuss state, local or foreign tax considerations. Except where indicated, the discussion below describes general federal income tax considerations applicable to individuals who are U.S. persons for federal income tax purposes (as described below) and who hold the offered securities as "capital assets" within the meaning of Section 1221 of the Code. Accordingly, the following discussion has limited application to domestic corporations and persons subject to specialized federal income tax treatment, such as foreign persons, trusts, estates, tax-exempt entities, regulated investment companies and insurance companies.

        Under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, prospective stockholders and noteholders should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition, prospective stockholders and noteholders are urged to consult with their own tax advisors with regard to the application of the federal income tax laws to such stockholders' and noteholders' respective personal tax situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Taxation of SL Green Realty Corp.

        We elected to be taxed as a REIT under Sections 856 through 860 of the Code effective for our taxable year ended December 31, 1997. We believe that we have been organized and have operated, and we intend to continue to operate, in a manner to qualify as a REIT. In the opinion of Greenberg Traurig, LLP, commencing with our taxable year ended December 31, 2001, we have been organized and have been operated in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. This opinion is based on factual representations relating to the organization and operation of us, SL Green Operating Partnership, our respective subsidiaries, factual representations relating to our continued efforts to comply with the various REIT tests and such documents that Greenberg Traurig, LLP has considered necessary or appropriate to review as a basis for rendering this opinion. Qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the various qualification tests imposed under the Code. Greenberg Traurig, LLP will not review compliance with these tests on a continuing basis. See "Failure to Qualify" below.

        The following is a general summary of the material Code provisions that govern the federal income tax treatment of a REIT and its stockholders. These provisions of the Code are highly technical and complex.

        If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on net income that we distribute currently to stockholders. This treatment substantially eliminates the double taxation (taxation at both the corporate and stockholder levels) that generally results from investment in a corporation. However, we will be subject to federal income and excise tax in specific circumstances, including the following:

  •
  we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains;

  •
  we may be subject to the alternative minimum tax on our items of tax preference;

  •
  if we have (a) net income from the sale or other disposition of foreclosure property (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income;

  •
  if we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% tax;

  •
  if we fail to satisfy either the 75% gross income test or the 95% gross income test, but nonetheless maintain our qualification as a REIT because other requirements have been met, we will be subject to a 100% tax on (i) the greater of (a) the amount by which we fail the 75% test and (b) the amount by which we fail the 95% test, multiplied by (ii) a fraction intended to reflect our profitability;

  •
  if we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed;

  •
  if we fail to satisfy any of the REIT asset tests (other than a de minimis failure to meet the 5% or 10% asset test) due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated during a certain period by the nonqualifying assets that caused us to fail such test;

  •
  if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests) and the violation is due to reasonable cause, and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure;

  •
  if we acquire any asset from a corporation generally subject to full corporate level tax in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the corporation and we recognize gain on the disposition of such asset during the ten-year period beginning on the date on which such asset was acquired by us, then we will be subject to the built-in gain rule. Built-in gain is the excess of the fair market value of such property at the time of acquisition by us over the adjusted basis in such property at such time. Under the built-in gain rule, we will be subject to tax on such gain at the highest regular corporate rate applicable;

  •
  if it is determined that amounts of certain income and expense were not allocated between us and a Taxable REIT Subsidiary (as defined herein) on the basis of arm's-length dealing, or to the extent we charge a Taxable REIT Subsidiary interest in excess of a commercially reasonable rate, we will be subject to a tax equal to 100% of those amounts;

  •
  if we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our shares, and the failure was not due to reasonable cause or to willful neglect, we will be required to pay a penalty of $25,000, or if the failure is intentional, a $50,000 penalty; and

  •
  Certain of our subsidiaries are C corporations, the earnings of which will be subject to U.S. federal and state income tax.

  Requirements for Qualification

        The Code defines a REIT as a corporation, trust, or association:

  (a)
  that is managed by one or more trustees or directors;

  (b)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (c)
  that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

  (d)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  (e)
  the beneficial ownership of which is held by 100 or more persons;

  (f)
  during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals; and

  (g)
  that meets other tests, described below, regarding the nature of its income and assets.

        The Code provides that conditions (a) through (d), inclusive, must be met during the entire taxable year and that condition (e) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (e) and (f), however, will not apply until after the first taxable year for which an election is made to be taxed as a REIT. We believe we have issued and have outstanding sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy conditions (e) and (f). In addition, we intend to comply with Treasury regulations requiring us to ascertain the actual ownership of our outstanding shares. Our charter includes restrictions regarding the transfer of shares of capital stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (e) and (f) above. See "Restrictions on Ownership of Capital Stock" discussed in the prior section of this prospectus.

        If a REIT owns a corporate subsidiary that is a qualified REIT subsidiary (generally, a corporation wholly owned by the REIT), that subsidiary is disregarded for federal income tax purposes and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of the REIT itself. Similarly, a single member limited liability company owned by the REIT or by SL Green Operating Partnership is generally disregarded as a separate entity for federal income tax purposes.

        In the case of a REIT that is a partner in a partnership, Treasury regulations provide that for purposes of the gross income tests and asset tests, the REIT will be deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests, that they have in the hands of the partnership. Thus, our proportionate share of the assets, liabilities and items of gross income of SL Green Operating Partnership will be treated as our assets, liabilities and items of gross income for purposes of applying the requirements described herein.

        Finally, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Our taxable year is the calendar year.

        Income Tests.    In order to maintain qualification as a REIT, we must annually satisfy two gross income tests. First, at least 75% of the REIT's gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including rents from real property and, in specific circumstances, from certain types of temporary investments. Second, at least 95% of the REIT's gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains recognized after July 30, 2008, for each taxable year must be derived from such real property investments described above and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. If we fail to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we are entitled to relief under specific provisions of the Code. These relief provisions generally are available if our failure to meet any such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our federal corporate income tax return and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed with respect to the non-qualifying gross income.

        For purposes of the income tests, rents received by a REIT will qualify as rents from real property only if the following conditions are met:

  •
  the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales;

  •
  rents received from a tenant generally will not qualify as rents from real property in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant;

  •
  if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property; and

  •
  the REIT generally must not operate or manage the property or furnish or render services to tenants, except through a Taxable REIT Subsidiary (as defined herein) or through an independent contractor who is adequately compensated and from whom the REIT derives no income.

        The independent contractor requirement, however, does not apply to the extent the services provided by the REIT are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant. Additionally, under the de minimis rule for noncustomary services, if the value of the noncustomary service income with respect to a property, valued at no less than 150% of the REIT's direct costs of performing such services, is 1% or less of the total income derived from the property, then the noncustomary service income will not cause other income from the property to fail to qualify as rents from real property (but the noncustomary service income itself will never qualify as rents from real property).

        We have received a favorable ruling from the IRS with respect to our provision of telecommunication services, including high-speed Internet access, to our tenants. Under the ruling, providing these services to a property will not disqualify rents received from the property. In addition, amounts that we receive for providing these services will constitute rents from real property.

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test as well as the 95% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        Prohibited Transaction Income.    Any gain that we realize (including any net foreign currency gain recognized after July 30, 2008) on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business (other than foreclosure property) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of our sales are prohibited transactions, and we would be required to pay the 100% penalty tax on the gains resulting from any such sales.

        Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        From time to time our taxable REIT subsidiaries may provide services to our tenants. We intend to set any fees paid to our taxable REIT subsidiaries for such services at arm's-length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's-length fee for tenant services over the amount actually paid.

        Asset Tests.    In order to maintain qualification as a REIT, we must also satisfy, at the close of each quarter of our taxable year, the following tests relating to the nature of our assets:

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  at least 75% of the value of our total assets must be represented by real estate assets, including (a) our allocable share of real estate assets held by SL Green Operating Partnership or any partnerships in which SL Green Operating Partnership owns an interest and (b) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (i.e., at least five-year) public debt offering by us, cash, cash items and government securities;

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  no more than 25% of the value of our total assets may consist of securities other than those that qualify under the 75% test described above;

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  no more than 25% (20% for our taxable years beginning before January 1, 2009) of the value of our total assets may be securities of one or more Taxable REIT Subsidiaries; and

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  except for securities in the 75% asset class and securities of a Taxable REIT Subsidiary or a qualified REIT subsidiary: (a) the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets; (b) we may not own more than 10% of the total voting power of any one issuer's outstanding securities; and (c) we may not own more than 10% of the total value of any one issuer's outstanding securities (other than certain "straight debt" securities).

        We own in excess of 10% of the stock of each of Gramercy Capital Corp. and a number of non-publicly traded REITs, each of which has elected to be taxed as a REIT for federal income tax purposes. As a REIT, each of these companies is subject to the various REIT qualification requirements. We believe that each of these companies has been organized and has operated in a manner to qualify for taxation as a REIT for federal income tax purposes and will continue to be organized and operated in this manner. If any of these companies were to fail to qualify as a REIT, our interest in the stock of such company could cease to be a qualifying real estate asset for purposes of the 75% asset test and could thus become subject to the 5% asset test, the 10% voting stock limitation and the 10% value limitation applicable to our ownership in corporations generally (other than REITs, qualified REIT subsidiaries and Taxable REIT Subsidiaries). As a result, we could fail to qualify as a REIT.

        A "Taxable REIT Subsidiary" is a corporation in which we own an interest that may earn income that would not be qualifying income if we earned it directly and may hold assets that would not be qualifying assets if we held them directly. We may hold up to 100% of the stock in a Taxable REIT Subsidiary. To treat a corporation as a Taxable REIT Subsidiary, we and the corporation must make a joint election by filing a Form 8875 with the IRS. A Taxable REIT Subsidiary will be liable for tax at corporate rates on any income it earns. Moreover, to prevent shifting of income and expenses between us and a Taxable REIT Subsidiary, the Code imposes on us a tax equal to 100% of certain items of income and expense that are not allocated between us and the Taxable REIT Subsidiary at arm's length (as described above). The 100% tax is also imposed to the extent we charge a Taxable REIT Subsidiary interest in excess of a commercially reasonable rate (as described above).

        After initially meeting an asset test at the close of any quarter, we will not lose our status as a REIT for failure to satisfy that asset test at the end of a later quarter solely by reason of changes in asset values (including, for tax years beginning after July 30, 2008, a discrepancy caused solely by the change in the foreign currency exchange rate used to value a foreign asset). If the failure to satisfy the asset test results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter.

        Effective beginning with our 2005 taxable year, we would not lose our REIT status as the result of a failure to meet the 5% test, the 10% vote test or the 10% value test if the value of the assets causing the violation did not exceed the lesser of 1% of the value of our assets at the end of the quarter in which the violation occurred or $10,000,000 and we were to cure the violation by disposing of assets within six months of the end of the quarter in which we identified the failure. In addition, for a failure to meet the 5% test, the 10% vote test or the 10% value test that is larger than this amount, and for a failure to meet the 75% test, the 25% test, or the 25% (20% for our taxable years beginning before January 1, 2009) taxable REIT subsidiary asset test, we would not lose our REIT status if the failure were for reasonable cause and not due to willful neglect and we were to (i) file a schedule with the IRS describing the assets causing the violation, (ii) cure the violation by disposing of assets within six months of the end of the quarter in which we identified the failure and (iii) pay a tax equal to the greater of $50,000 or the product derived by multiplying the highest federal corporate income tax rate by the net income generated by the non-qualifying assets during the period of the failure. It is not possible, however, to state whether in all cases we would be entitled to these relief provisions.

        Annual Distribution Requirements.    In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to (a) the sum of (A) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (B) 90% of the net income, after tax, if any, from foreclosure property, minus (b) the sum of specific items of non-cash income. We must pay the distribution during the taxable year to which the distributions relate, or during the following taxable year, if declared before we timely file our tax return for the preceding year and paid on or before the first regular dividend payment after the declaration. In addition, a dividend declared and payable to a stockholder of record in October, November or December of any year may be treated as paid and received on December 31 of such year even if paid in January of the following year. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT ordinary taxable income, we will be subject to tax on the undistributed amount at regular corporate capital gain and ordinary income rates, respectively. Furthermore, if we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amounts over the amounts actually distributed.

        We intend to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, it is expected that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Moreover, the partnership agreement of SL Green Operating Partnership authorizes us, as general partner, to take such steps as may be necessary to cause SL Green Operating Partnership to make distributions to its partners in amounts sufficient to permit us to meet these distribution requirements. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement. In the event that such circumstances do occur, then in order to meet the 90% distribution requirement, we may cause SL Green Operating Partnership to arrange for short-term, or possibly long-term, borrowings to permit the payment of required distributions.

        In addition, IRS Revenue Procedure 2009-15 and IRS Revenue Procedure 2010-12 set forth a safe harbor pursuant to which certain part-stock and part-cash dividends distributed by REITs with respect to our 2008 through 2011 taxable years, will satisfy the REIT distribution requirements. Under the terms of these IRS Revenue Procedures, up to 90% of our dividends could be paid with our stock. We paid our 2008 through 2010 dividends, and dividends paid to date in 2011, entirely in the form of cash and we currently intend to pay our remaining 2011 dividends entirely in the form of cash. However, final determination is subject to formal declaration of such dividends by our board of directors.

        Under specific circumstances, we may rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

  Failure to Qualify

        If we fail to qualify for taxation as a REIT in any taxable year and certain relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will we be required to make distributions. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

        Effective beginning with our 2005 taxable year, we would not lose our REIT status as the result of a failure to satisfy certain REIT requirements, such as requirements involving our organizational structure, if the failure was due to reasonable cause and not due to willful neglect and we were to pay a tax of $50,000. It is not possible, however, to state whether in all cases we would be entitled to this statutory relief.

Other Tax Considerations

  Effect of Tax Status of SL Green Operating Partnership and Other Entities on REIT Qualification

        All of our significant investments are held through SL Green Operating Partnership. SL Green Operating Partnership may hold interests in properties through property-owning entities. SL Green Operating Partnership and the property-owning entities involve special tax considerations. These tax considerations include:

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  allocations of income and expense items of SL Green Operating Partnership and the property owning entities, which could affect the computation of our taxable income;

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  the status of SL Green Operating Partnership and the property-owning entities as partnerships or entities that are disregarded as entities separate from their owners, as opposed to associations taxable as corporations, for income tax purposes, and

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  the taking of actions by SL Green Operating Partnership or any of the property-owning entities that could adversely affect our qualification as a REIT.

        In the opinion of Greenberg Traurig, LLP, based on the factual representations by us and SL Green Operating Partnership, as set forth in the first paragraph of this section, for federal income tax purposes SL Green Operating Partnership will be treated as a partnership and none of the property-owning entities (other than a Taxable REIT Subsidiary or an entity that is a REIT) will be treated as an association taxable as a corporation. If, however, SL Green Operating Partnership or any of such other entities were treated as an association taxable as a corporation, we would fail to qualify as a REIT for a number of reasons.

        The partnership agreement requires that SL Green Operating Partnership be operated in a manner that will enable us to satisfy the requirements for classification as a REIT. In this regard, we will control the operation of SL Green Operating Partnership through our rights as the sole general partner of SL Green Operating Partnership.

  Tax Allocations with Respect to the Properties

        When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes. Therefore, the partnership's basis is equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution. Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to such contributed property must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution, which we refer to as a "Book-Tax Difference." Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. SL Green Operating Partnership was funded by way of contributions of appreciated property to SL Green Operating Partnership in the transactions leading to its formation. Consequently, the partnership agreement requires these allocations to be made in a manner consistent with Section 704(c) of the Code and the Treasury regulations thereunder, which we refer to as the "Section 704(c) Regulations." The Section 704(c) Regulations require partnerships to use a "reasonable method" for allocation of items affected by Section 704(c) of the Code and they outline three methods which may be considered reasonable for these purposes. SL Green Operating Partnership generally uses the "traditional method" of Section 704(c) allocations, which is the least favorable method from our perspective because of technical limitations. Under the traditional method, depreciation with respect to a contributed property for which there is a Book-Tax Difference first will be allocated to us and other partners that did not have an interest in the property until they have been allocated an amount of depreciation equal to what they would have been allocated if SL Green Operating Partnership had purchased such property for its fair market value at the time of contribution. In addition, if this property is sold, gain equal to the Book-Tax Difference at the time of sale will be specially allocated to the contributor of the property. These allocations tend to eliminate the Book-Tax Differences with respect to the contributed properties over the depreciable lives of the contributed property. However, they may not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. This could cause us (a) to be allocated lower depreciation deductions for tax purposes than would be allocated to us if all properties were to have a tax basis equal to their fair market value at the time of contribution and (b) to be allocated lower amounts of taxable loss in the event of a sale of interests in such contributed properties at a book loss, than the economic or book loss allocated to us as a result of such sale, with a corresponding benefit to the other partners in SL Green Operating Partnership. These allocations might adversely affect our ability to comply with REIT distribution requirements, although we do not anticipate that this will occur. These allocations may also affect our earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had we purchased our interests in the properties at their agreed values.

        Interests in the properties purchased by SL Green Operating Partnership for cash simultaneously with or subsequent to our admission to SL Green Operating Partnership initially will have a tax basis equal to their fair market value. Thus, Section 704(c) of the Code will not apply to such interests.

Taxation of Stockholders

        This discussion does not address all of the tax consequences that may be relevant to particular stockholders in light of their particular circumstances. Stockholders should consult their own tax advisors for a complete description of the tax consequences of investing in our stock.

        As used herein, the term "U.S. Stockholder" means a stockholder who is a U.S. Person. A U.S. Person means any beneficial owner of our stock or notes, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is, for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U. S. persons have the authority to control all substantial decisions of the trust, or (v) an eligible trust that elects to be taxed as a U.S. person under applicable Treasury Regulations.

        As used herein, the term "Non-U.S. Stockholder" means a beneficial owner of our stock, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Stockholder.

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. A beneficial owner of our common stock that is a partnership and partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of owning and disposing of our common stock.

  Taxation of U.S. Stockholders

        Distributions.    As long as we qualify as a REIT, distributions made to our taxable U.S. Stockholders out of current or accumulated earnings and profits and not designated as capital gain dividends will be taken into account by them as ordinary income. Corporate stockholders will not be eligible for the dividends received deduction as to such amounts. Earnings and profits are allocated to distributions with respect to preferred stock before they are allocated to distributions with respect to common stock. Distributions that are designated as capital gain dividends will be taxed as capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the stockholder has held our stock. If we elect to retain and pay income tax on any net capital gain, a U.S. Stockholder would include in its income as capital gain its proportionate share of such net capital gain. A U.S. Stockholder would also receive the right to claim a refundable tax credit for such stockholder's proportionate share of the tax paid by us on such retained capital gains and an increase in its basis in our stock. This increase in basis will be in an amount equal to the excess of the undistributed capital gains over the amount of tax paid thereon by us. Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Stockholder to the extent that they do not exceed the adjusted basis of the stock, but rather will reduce the adjusted basis of such U.S. Stockholder's stock. To the extent that such distributions exceed a U.S. Stockholder's adjusted basis in the stock, such distribution will be included in income as capital gain, assuming the stock is a capital asset in the hands of the stockholder.

        Any dividend declared by us in October, November or December of any year payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided the dividend is actually paid by us during January of the following calendar year.

        Under IRS Revenue Procedure 2009-15 and IRS Revenue Procedure 2010-12, we generally are permitted to pay taxable dividends with respect to our 2008 through 2011 taxable years of which up to 90% of the dividend is payable with the REIT's stock. If we were to pay such a dividend, taxable U.S. Stockholders would generally be required to report the full amount of the dividend, including the fair market value of any stock distributed, as ordinary income. We paid our 2008 through 2010 dividends, and dividends paid to date in 2011, entirely in the form of cash, and we currently intend to pay our remaining 2011 dividends entirely in the form of cash. However, final determination is subject to formal declaration of such dividends by our board of directors.

        Sale or Exchange.    In general, a taxable U.S. Stockholder recognizes capital gain or loss on the sale or exchange of our stock equal to the difference between (a) the amount of cash and the fair market value of any property received on such disposition, and (b) the stockholder's adjusted basis in the stock. To the extent a U.S. Stockholder who is an individual, a trust or an estate holds the stock for more than one year, any gain recognized would be subject to tax rates applicable to long-term capital gains. However, any loss recognized by a U.S. Stockholder from selling or otherwise disposing of our stock held for six months or less will be treated as long-term capital loss to the extent of dividends received by the stockholder that were required to be treated as long-term capital gains.

        Tax Rates On Capital Gains.    The maximum tax rate for non-corporate U.S. Stockholders for (1) capital gains, including certain "capital gain dividends," has generally been temporarily reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" has generally been temporarily reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year). The currently applicable provisions of the U.S. federal income tax laws relating to the 15% tax rate are currently scheduled to "sunset" or revert to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, we may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their U.S. status to us.

        Backup Withholding.    We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a stockholder may be subject to backup withholding currently at a rate of 28% with respect to dividends paid unless the stockholder (a) is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number and certifies with respect to certain matters, and otherwise complies with the applicable requirements of the backup withholding rules.

        An individual who is a U.S. Stockholder may satisfy the requirements for avoiding backup withholding by providing us with an appropriately prepared IRS Form W-9. If a U.S. Stockholder does not provide us with their correct taxpayer identification number, then the U.S. Stockholder may also be subject to penalties imposed by the IRS.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the U.S. Stockholders federal income tax liability, provided the U.S. Stockholder timely furnishes the required information to the IRS.

  Taxation of U.S. Tax-Exempt Stockholders

        The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income, or UBTI, when received by a U.S. tax-exempt entity. Based on that ruling, the dividend income from our stock will not be UBTI to a U.S. tax-exempt stockholder, provided that the U.S. tax-exempt stockholder has not held stock as debt financed property within the meaning of the Code and such stock is not otherwise used in a trade or business unrelated to the U.S. tax-exempt stockholder's exempt purpose. Similarly, income from the sale of the stock will not constitute UBTI unless such tax-exempt stockholder has held such stock as debt financed property within the meaning of the Code or has used the stock in a trade or business.

        Notwithstanding the above paragraph, if we are a pension-held REIT, then any qualified pension trust that holds more than 10% of our stock will have to treat dividends as UBTI in the same proportion that our gross income would be UBTI. A qualified pension trust is any trust described in Section 401(a) of the Code that is exempt from tax under Section 501(a) of the Code. In general, we will be treated as a pension-held REIT if both (a) we are predominantly owned by qualified pension trusts (i.e., if one such trust holds more than 25% of the value of our stock or one or more such trusts, each holding more than 10% of the value of our stock, collectively hold more than 50% of the value of our stock) and (b) we would not be a REIT if we had to treat our stock held by qualified pension trust as owned by the qualified pension trust (instead of treating such stock as owned by the qualified pension trust's multiple beneficiaries). Although we do not anticipate being classified as a pension-held REIT, we cannot assume that this will always be the case.

        In addition, if you are a tax-exempt stockholder described in Section 512(a)(3) of the Code, then distributions received from us may also constitute UBTI. You are described in Section 512(a)(3) of the Code if you qualify for exemption under Sections 501(c)(7), (9), (17), or (20) of the Code.

  Taxation of Non-U.S. Stockholders

        The rules governing the U.S. federal income taxation of a Non-U.S. Stockholder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our stock, including any reporting requirements.

        Ordinary Dividends.    Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests and other than distributions designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions to Non-U.S. Stockholders will ordinarily be subject to a withholding of U.S. federal income tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax rate. However, if income from the investment in the shares of our stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates in the same manner as U.S. stockholders are taxed with respect to such dividends and may also be subject to the 30% branch profits tax if the stockholder is a foreign corporation.

        Under IRS Revenue Procedure 2009-15 and IRS Revenue Procedure 2010-12, we generally are permitted to pay taxable dividends with respect to our 2008 through 2011 taxable years of which up to 90% of the dividend is payable with the REIT' s stock. If we were to pay such a dividend, we generally would be required to withhold U.S. federal income tax with respect to such dividends paid to Non-U.S. Stockholders, including in respect of all or a portion of such dividend that is payable in stock. We paid our 2008 through 2010 dividends, and dividends paid to date in 2011, entirely in the form of cash and we currently intend to pay our remaining 2011 dividends entirely in the form of cash. However, final determination is subject to formal declaration of such dividends by our board of directors.

        Dividends paid to an address in a country outside the United States are not presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. A Non-U.S. Stockholder who wishes to claim the benefit of an applicable treaty rate generally will need to satisfy certification and other requirements, such as providing an IRS Form W-8BEN. A Non-U.S. Stockholder who wishes to claim that distributions are effectively connected with a United States trade or business, generally will need to satisfy certification and other requirements in order to avoid withholding, such as providing IRS Form W-8ECI. Other requirements may apply to Non-U.S. Stockholders that hold their shares through a financial intermediary or foreign partnership.

        Return of Capital.    Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from the disposition by us of a U.S. real property interest, will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of our stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the adjusted basis of the stock, they will give rise to tax liability if the Non-U.S. Stockholder otherwise would be subject to tax on any gain from the sale or disposition of its stock, as described below. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding of U.S. federal income tax at the rate applicable to dividends. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS to the extent it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

        Capital Gain Dividends.    For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA. Under FIRPTA, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Stockholders will be taxed on such distributions at the same capital gain rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax and special alternative minimum tax (in the case of nonresident alien individuals), without regard to whether such distributions are designated by us as capital gain dividends. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to treaty relief or exemption. We are required by applicable Treasury Regulations under FIRPTA to withhold 35% of any distribution that could be designated by us as a capital gain dividend. However, capital gain dividends paid to a Non-U.S. Stockholder with respect to a class of REIT stock that is regularly traded on an established securities market in the United States will be treated as ordinary dividends, and not as capital gain dividends subject to FIRPTA, if the Non-U.S. Stockholder owns no more than 5% of the class of stock at any time during the one-year period ending on the dividend payment date.

        Sale or Exchange of Stock.    Gain recognized by a Non-U.S. Stockholder upon a sale or exchange of stock, including a redemption that is treated as a sale, generally will not be taxed under the provisions of FIRPTA if we are a domestically controlled qualified investment entity. A REIT is a "domestically controlled qualified investment entity" if at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. persons. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (a) investment in the stock is treated as effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (b) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year (and certain other requirements are met), in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. A similar rule will apply to capital gain dividends not subject to FIRPTA.

        We will be a domestically controlled qualified investment entity if at all times during a specified testing period we are a REIT and less than 50% in value of our common stock is held, directly or indirectly, by non-U.S. persons. We believe that we currently are a domestically controlled qualified investment entity and, therefore, that the sale of our common stock would not be subject to taxation under FIRPTA. However, because our common stock is publicly traded, no assurance can be given that we are or will continue to be a domestically controlled qualified investment entity. If we were not a domestically controlled qualified investment entity, whether or not a Non-U.S. Stockholder's sale of stock would be subject to tax under FIRPTA would depend on whether or not the stock was regularly traded on an established securities market and on the size of the selling Non-U.S. Stockholder's interest in us. Currently, our stock is regularly traded on an established securities market. However, we cannot assure you that our stock will be so traded at the time you may wish to dispose of our stock. If the gain on the sale of the stock were to be subject to tax under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, subject to any applicable alternative minimum tax and a special alternative minimum tax (in the case of nonresident alien individuals) and the purchaser of such stock may be required to withhold 10% of the gross purchase price.

        Backup Withholding.    Backup withholding tax will not apply to payments made by us or our agent on stock to a Non-U.S. Stockholder if an IRS Form W-8BEN (or a suitable substitute form) is provided by such holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Stockholder may be refunded or credited against the Non-U.S. Stockholder's federal income tax liability, provided the Non-U.S. Stockholder furnishes the required information timely to the IRS. For additional information on backup withholding See "—Taxation of Noteholders—Non-U.S. Noteholders—Backup Withholding and Information Reporting."

Taxation of Noteholders

        This section describes the material United States federal income tax consequences of owning fixed rate notes that SL Green Operating Partnership or Reckson Operating Partnership may offer. It is not tax advice. It applies to you only if you purchase the notes in the initial offering at the offering price. If you purchase fixed rate notes at other than the offering price, the amortizable bond premium or market discount rules may apply to you. You should consult your own tax advisor regarding this possibility. The tax consequences of owning any floating rate debt securities, convertible or exchangeable debt securities or indexed debt securities will be discussed in the applicable prospectus supplement.

        As used herein, the term "U.S. Noteholder" means any beneficial owner of a note that is, for U.S. federal income tax purposes, a U.S. Person. See "—Taxation of Stockholders" above. As used herein, the term "Non-U.S. Noteholder" means a beneficial owner of a note, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Noteholder.

        If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A partner of a partnership holding a note should consult its tax advisor regarding U.S. federal, state, local and non-U.S. income tax considerations of the purchase, ownership and disposition of the notes.

  U.S. Noteholders

        Stated Interest.    The stated interest on a note generally will be taxable to a U.S. Noteholder as ordinary interest income either at the time it accrues or is received, depending on such U.S. Noteholder's method of accounting for federal income tax purposes.

        Original Issue Discount.    It is possible that notes will be issued with original issue discount, or OID, for U.S. federal income tax purposes. The amount of OID on a note will generally equal the excess of the "stated redemption price at maturity" of a note over its "issue price." A note will not be treated as issued with OID for U.S. federal income tax purposes, however, if the stated redemption price at maturity exceeds the issue price by less than .25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The stated redemption price at maturity of a note will equal the sum of its principal amount and all other payments thereunder, other than payments of "qualified stated interest," defined generally as stated interest that is unconditionally payable in cash or other property, other than our debt instruments, at least annually at a single fixed rate. The "issue price" of a note will equal the first price at which a substantial amount of notes are sold for money, excluding sales to underwriters, placement agents or wholesalers. The stated interest on the notes will constitute qualified stated interest.

        If notes are issued with OID, a U.S. Noteholder will be required to include in taxable income for any particular taxable year the daily portion of the OID described in the preceding paragraph that accrues on the note for each day during the taxable year on which such holder holds the note, whether reporting on the cash or accrual basis of accounting for U.S. federal income tax purposes. Thus, a U.S. Noteholder will be required to include OID in income in advance of the receipt of the cash to which such OID is attributable. The daily portion is determined by allocating to each day of an accrual period (generally, the period between interest payments or compounding dates) a pro rata portion of the OID allocable to such accrual period. The amount of OID that will accrue during an accrual period is the product of the "adjusted issue price" of the note at the beginning of the accrual period multiplied by the yield to maturity of the note less the amount of any qualified stated interest allocable to such accrual period. The "adjusted issue price" of a note at the beginning of an accrual period will equal its issue price, increased by the aggregate amount of OID that has accrued on the note in all prior accrual periods, and decreased by any payments made during all prior accrual periods on the notes other than qualified stated interest.

        A U.S. Noteholder may elect to treat all interest on a note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which a U.S. Noteholder acquires a note and may not be revoked without the consent of the IRS. U.S. Noteholders should consult with their tax advisors about this election.

        Sale, Exchange, Retirement or Other Disposition.    A U.S. Noteholder generally will recognize capital gain or loss upon the sale, exchange, redemption, or other disposition of the notes in an amount equal to the difference, if any, between the amount realized on the disposition, other than any amount attributable to accrued but unpaid interest, and the U.S. Noteholder's adjusted tax basis in the notes. A U.S. Noteholder's adjusted tax basis in a note will generally be equal to the purchase price of such note, increased by any OID included in the U.S. Noteholder's income prior to the disposition of the note (if any) and decreased by any payments received on the note other than qualified stated interest. Any such gain or loss will be long-term if the notes have been held for more than one year. The claim of a deduction in respect of a capital loss, for U.S. federal income tax purposes, is subject to limitations.

        Backup Withholding and Information Reporting.    U.S. Noteholders may be subject to information reporting and backup withholding with respect to interest paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. Noteholder may be subject to backup withholding currently at a rate of 28% with respect to interest paid unless the holder (a) is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number and certifies as to no loss of exemption, and otherwise complies with the applicable requirements of the backup withholding rules. In addition, we may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their non-foreign status to us.

        An individual who is a U.S. Noteholder may satisfy the requirements for avoiding backup withholding by providing us with an appropriately prepared IRS Form W-9. If a U.S. Noteholder does not provide us with their correct taxpayer identification number, then the U.S. Noteholder may also be subject to penalties imposed by the IRS.

        Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding tax rules will be refunded or credited against the U.S. Noteholder federal income tax liability, provided the U.S. Noteholder furnishes the required information to the IRS.

  Non-U.S. Noteholders

        Interest Income.    Payments of interest (including OID, if any) on notes made to a Non-U.S. Noteholder generally will not be subject to U.S. federal income or withholding tax provided that (i) such holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (B) is not a controlled foreign corporation that is related to us through stock ownership for U.S. federal income tax purposes and (C) is not a bank receiving certain types of interest and (ii) the requirements described below under the heading "Backup Withholding and Information Reporting" are satisfied. If a Non-U.S. Noteholder does not satisfy the preceding requirements, payments of interest on the notes held by such holder will generally be subject to U.S. withholding tax at a 30% rate (or a lower applicable treaty rate).

        Sale, Exchange, Retirement or Other Disposition.    A Non-U.S. Noteholder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption or other disposition of a note.

        Backup Withholding and Information Reporting.    Information reporting requirements and backup withholding generally will not apply to payments on a note to a Non-U.S. Noteholder if IRS Form W-8BEN is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a U.S. person.

        Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Noteholder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

        Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides IRS Form W-8BEN or otherwise establishes an exemption.

        Any amount withheld from a payment to a holder of a note under the backup withholding rules is allowable as a credit against such holder's U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

Recent Legislation

        On March 18, 2010, the President signed into law the Hiring Incentives to Restore Employment Act of 2010, or the HIRE Act. The HIRE Act imposes a U.S. withholding tax at a 30% rate on dividends and proceeds of sale in respect of our stock received by U.S. Stockholders who own their shares through foreign accounts or foreign intermediaries and certain Non-U.S. Stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, Non-U.S. Stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. These new withholding rules are generally effective for payments made after December 31, 2012.

        On March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act. The Reconciliation Act will require certain U.S. Stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of our stock, subject to certain exceptions. This tax will apply for taxable years beginning after December 31, 2012. U.S. Stockholders should consult their tax advisors regarding the effect, if any, of the Reconciliation Act on their ownership and disposition of our stock.

        On December 17, 2010, the President signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, extending existing income tax rates for individuals so that the maximum rates for individuals through 2012 continue to be 35% with respect to ordinary income and 15% with respect to long-term capital gain.

Tax Shelter Reporting

        If a stockholder recognizes a loss with respect to the shares of (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one noncorporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, the stockholder may be required to file a disclosure statement with the Internal Revenue Service on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Federal Estate Taxes

        In general, if an individual who is not a citizen or resident (as defined in the Code) of the United States owns (or is treated as owning) our stock at the date of death, such stock will be included in the individual's estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

State and Local Tax

        We and our stockholders may be subject to state and local tax in states and localities in which it does business or owns property. Our tax treatment and the tax treatment of the stockholders in such jurisdictions may differ from the U.S. federal income tax treatment described above.

 SELLING STOCKHOLDERS

        Selling stockholders include certain persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, shares of SL Green Realty Corp.'s common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as "selling stockholders," may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

        The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of shares of SL Green Realty Corp.'s common stock beneficially owned by such selling stockholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

 PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. We also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with SL Green Realty Corp., Reckson Operating Partnership and/or SL Green Operating Partnership, as applicable, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        Unless we specify otherwise in the applicable prospectus supplement, any securities issued hereunder (other than SL Green Realty Corp.'s common stock and Series C or D preferred stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

        In connection with an offering of securities, the underwriters may engage in stabilizing and syndicate covering transactions. These transactions may include over-allotments or short sales of the securities, which involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

LEGAL MATTERS

        The validity of the issuance of the securities of Reckson Operating Partnership and SL Green Operating Partnership offered hereby and certain matters related to SL Green Realty Corp. will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The validity of the issuance of the securities of SL Green Realty Corp. offered hereby will be passed upon by Ballard Spahr LLP, Baltimore, Maryland. Legal matters described under "Material United States Federal Income Tax Consequences" will be passed upon by Greenberg Traurig, LLP, New York, New York.

EXPERTS

        The consolidated financial statements of SL Green Realty Corp. (including schedule appearing therein), the consolidated financial statements of Rock-Green, Inc. and the consolidated financial statements of 1515 Broadway Realty Corp., each appearing in SL Green Realty Corp.'s Annual Report (Form 10-K) for the year ended December 31, 2010, and the effectiveness of SL Green Realty Corp.'s internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Reckson Operating Partnership, L.P. (including schedule appearing therein) appearing in Reckson Operating Partnership, L.P.'s Annual Report (Form 10-K) for the year ended December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of SL Green Operating Partnership, L.P. (including schedule appearing therein), the consolidated financial statements of Rock-Green, Inc. and the consolidated financial statements of 1515 Broadway Realty Corp., each appearing in SL Green Operating Partnership, L.P.'s Annual Report (Form 10-K) for the year ended December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        SL Green Realty Corp., Reckson Operating Partnership and SL Green Operating Partnership are subject to the informational requirements of the Exchange Act and, in accordance therewith, each files annual, quarterly and current reports, and other information with the SEC. In addition, SL Green

Realty Corp. files proxy statements with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are also available on our Internet website (http://www.slgreen.com). The information contained on or connected to our website is not, and you must not consider the information to be, a part of this prospectus. SL Green Realty Corp.'s common stock and Series C and D preferred stock are listed on the NYSE and all such material filed by us with the NYSE also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our company and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus or any document that we file in the future with the SEC. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus from their respective filing dates. These documents contain important information about us, our business and our finances.

Document	Period
SL Green Realty Corp.'s Annual Report on Forms 10-K (File No. 1-13199)	Year ended December 31, 2010
SL Green Realty Corp.'s Quarterly Report on Form 10-Q (File No. 1-13199)	Quarter ended March 31, 2011
Reckson Operating Partnership, L.P.'s Annual Report on Form 10-K (File No. 033-84580)	Year ended December 31, 2010
Reckson Operating Partnership, L.P.'s Quarterly Report on Form 10-Q (File No. 033-84580)	Quarter ended March 31, 2011
SL Green Operating Partnership, L.P.'s Annual Report on Form 10-K (File No. 333-167793-02)	Year ended December 31, 2010
SL Green Operating Partnership, L.P.'s Quarterly Report on Form 10-Q (File No. 333-167793-02)	Quarter ended March 31, 2011

Filed
SL Green Realty Corp.'s Current Reports on Form 8-K and 8-K/A (File No. 1-13199)	January 7, 2011
January 13, 2011
February 10, 2011
February 16, 2011
April 13, 2011
April 15, 2011
April 29, 2011
June 16, 2011
SL Green Realty Corp.'s Definitive Proxy Statement on Schedule 14A (File No. 1-13199)	April 29, 2011

Filed
Description of SL Green Realty Corp.'s common stock contained in our Registration Statement on Form 8-A (File No. 1-13199)	July 21, 1997
Description of SL Green Realty Corp.'s Series C cumulative redeemable preferred stock contained in SL Green Realty Corp.'s Registration Statement on Form 8-A (File No. 1-13199)	December 10, 2003
Description of SL Green Realty Corp.'s Series D cumulative redeemable preferred stock contained in SL Green Realty Corp.'s Registration Statement on Form 8-A (File No. 1-13199)	May 20, 2004
Description of SL Green Realty Corp.'s Series D cumulative redeemable preferred stock contained in SL Green Realty Corp.'s Registration Statement on Form 8-A/A (File No. 1-13199)	July 14, 2004

        If you request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are specifically incorporated by reference into those documents. Requests should be addressed to Andrew S. Levine, Esq., SL Green Realty Corp., 420 Lexington Avenue, New York, NY 10170, telephone number (212) 594-2700.

8,000,000 Shares

6.50% Series I Cumulative Redeemable Preferred Stock

PROSPECTUS SUPPLEMENT

Wells Fargo Securities
BofA Merrill Lynch
Citigroup
UBS Investment Bank
Barclays
Deutsche Bank Securities
J.P. Morgan
Mitsubishi UFJ Securities
PNC Capital Markets LLC
Scotiabank

August 7, 2012